UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.         )

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CSG SYSTEMS INTERNATIONAL, INC.

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of 2018 Annual Meeting of Stockholders and Proxy Statement

Meeting Date:  May 17, 2018

CSG Systems International, Inc.

6175 S. Willow Drive, Greenwood Village, Colorado 80111

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

OF CSG SYSTEMS INTERNATIONAL, INC.

Date:	May 17, 2018

Time:	8:00 a.m. local time

Place:	Sofitel Chicago Water Tower Hotel 20 East Chestnut Street Chicago, Illinois 60611

Agenda:	1.	To elect three Class III Directors nominated by our Board of Directors;
	2.	To approve, on an advisory basis, the compensation of our named executive officers;
	3.	To approve the amendment and restatement of the CSG Systems International, Inc. Amended and Restated 2005 Stock Incentive Plan;
	4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2018; and
	5.	To transact any other business that properly comes before the meeting or any adjournment or postponement of the meeting.

Record Date:

The Board of Directors fixed the close of business on March 21, 2018, as the record date for determining the stockholders who are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the meeting.

By Order of the Board of Directors of CSG Systems International, Inc.

Gregory L. Cannon

Secretary

April 3, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 17, 2018: The proxy statement and our Annual Report on Form 10-K are available at www.proxyvote.com.

The Securities and Exchange Commission (“SEC”) has adopted a “Notice and Access” rule that allows companies to deliver a Notice of Internet Availability of Proxy Materials (“Notice of Internet Availability”) to stockholders in lieu of a paper copy of the proxy statement, related materials, and our annual report to stockholders.

The Notice of Internet Availability provides instructions as to how stockholders can access the proxy materials online, contains a listing of matters to be considered at the meeting, and sets forth instructions as to how shares can be voted. Shares must be voted either by telephone, online, or by completing and returning a proxy card. Shares held in “street name” may be voted by providing voting instructions to the institution that holds your shares. Shares cannot be voted by marking, writing on and/or returning the Notice of Internet Availability. Any Notices of Internet Availability that are returned will not be counted as votes. Instructions for requesting a paper copy of the proxy materials are set forth on the Notice of Internet Availability.

All stockholders are welcome to attend the annual meeting. If you attend the meeting and are a stockholder of record, you may vote in person. If you wish to attend and vote at the meeting and your shares are held in “street name,” you will need to obtain a proxy from the institution that holds your shares and should advise such institution not to vote your shares. A proxy which you give will not be used if you attend the meeting in person and so request.

TABLE OF CONTENTS

	Page		Page
Proxy Summary	i	Role of Benchmarking in Determining Compensation and Peer Group	25
Questions and Answers About the 2018 Annual Meeting and Voting	1
		Role of Benchmarking in Determining Compensation	25
Corporate Governance and Board of Directors	4	Peer Group Used for Benchmarking	25
Overview	4	2017 Compensation	26
Directors	4	2017 Annual Base Salaries	26
Director Independence	4	2017 Results for Incentive Compensation Programs	26
Corporate Governance Practices and Documents	4	2017 Annual Performance Bonuses	26
Majority Voting	4	2017 Discretionary Bonus Awards	28
Communications with the Board	5	2017 Long-Term Incentive Awards	28
Director Attendance at Board Meetings	5	Other Considerations	30
Annual Meeting Attendance	5	Other Benefits and Employment Agreements	30
Board Committees	5	Tax Deductibility of Executive Compensation	30
Audit Committee	6	Report of the Compensation Committee	31
Compensation Committee	6	Executive Compensation Tables	32
Determining Executive Officer Compensation and Use of Independent Compensation Consultant		2017 Summary Compensation Table	32
	6	2017 Grants of Plan-Based Awards	33
Determining Non-Employee Director Equity Awards	6	Outstanding Equity Awards at December 31, 2017	34
Risks Related to Compensation Policies and Practices for All Employees	7	2017 Stock Vested	37
		2017 Non-Qualified Deferred Compensation	38
Compensation Committee Interlocks and Insider Participation	7	Employment Agreements	39
		Employment Agreements with Mr. Griess, Mr. Wiese, Mr. Kennedy, and Mr. Shepherd	39
Nominating and Corporate Governance Committee	7
What We Look for in Director Nominees	7	Potential Payments Upon Termination of Employment	41
Stockholder Recommended Director Candidates	8	Termination for Death, Disability, or Voluntary Resignation	41
Annual Board Member Evaluation Process	8	Termination for Cause	41
Risk and Compliance Oversight	8	Termination Without Cause Prior to a Change of Control	41
Board Leadership Structure	9	Termination Without Cause After a Change of Control	42
Code of Ethics and Business Conduct	9	CEO Pay Ratio	43
Other Board Information	9	Proposal 2 – Advisory Vote to Approve the Compensation of Our Named Executive Officers	44
Compensation of Directors	10
2017 Director Compensation	10	Proposal 3 – Approval of the Amendment and Restatement of the CSG Systems International, Inc. Amended and Restated 2005 Stock Incentive Plan	45
Proposal 1 – Election of Directors	11
Nominees for Class III Directors – Term to Expire in 2021	11
Class I Directors – Term to Expire in 2019	13	Proposal 4 – Ratification of the Appointment of KPMG LLP As Our Independent Registered Public Accounting Firm for Fiscal 2018	52
Class II Directors – Term to Expire in 2020	15
Beneficial Ownership of Common Stock	17
Principal Stockholders	17	Pre-approval Policies and Procedures	52
Directors and Executive Officers	18	Report of the Audit Committee	53
Share Ownership Guidelines	19	Related Party Transactions	54
Hedging and Pledging Policy	19	Stockholder Proposals	54
Section 16(a) Beneficial Ownership Reporting Compliance	19	Householding	54
Executive Compensation – Compensation Discussion and Analysis	20	Annual Report on Form 10-K and Other SEC Filings	55
		Other Matters	55
Executive Summary	20	Appendix A: Use and Reconciliations of Non-GAAP Financial Measures	56
Company Overview and Business Strategy	20
Our Overall 2017 Performance	20	Appendix B: CSG Systems International, Inc. Amended and Restated 2005 Stock Incentive Plan	58
2017 Executive Compensation Highlights	21
Pay-for-Performance Compensation Program	21
2017 Say-on-Pay Results	21
Solid Governance and Compensation Practices	22
Key Compensation Governance Factors	22
Determining Executive Compensation	23
Role of the Independent Compensation Consultant and Management	23
Compensation Mix	24

Proxy Summary

2018 ANNUAL MEETING

This summary highlights information contained in this Proxy Statement. It is intended to assist you in your review of the proposals to be acted upon, and to provide key information about CSG Systems International, Inc. For more complete information on any specific topic, please refer to the Table of Contents on the previous page.

Meeting:	2018 Annual Meeting of Stockholders
Date:	May 17, 2018
Time:	8:00 a.m. local time
Place:	Sofitel Chicago Water Tower Hotel 20 East Chestnut Street, Chicago, Illinois 60611
Record Date:	March 21, 2018
These proxy materials are being made available to stockholders starting on or about April 3, 2018.

Proposals To Be Voted Upon
Proposal	Board Recommendation	Page #
1. To elect three Class III Directors nominated by our Board of Directors	For Each Nominee	11
2. To approve, on an advisory basis, the compensation of our named executive officers	For	44
3. To approve the amendment and restatement of the CSG Systems International, Inc. Amended and Restated 2005 Stock Incentive Plan	For	45
4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2018	For	52

DIRECTOR NOMINEES
Name	Age	Director Since	Occupation	Independent	Committee Membership
Bret C. Griess	49	2016	President and Chief Executive Officer	No	None
Frank V. Sica	67	1994	Partner of Tailwind Capital, director of JetBlue Airways, Kohl’s Corporation and Safe Bulkers, Inc.	Yes	Compensation
James A. Unruh	77	2005	Founding Principal of Alerion Capital Group, LLC	Yes	Compensation Nominating and Corporate Governance

2018 Proxy Statement | i

2017 Business Highlights

Key highlights of our 2017 performance include the following:

•	Improved our annual revenue growth to 4%, thus increasing our 2017 total revenues to $789.6 million, driven largely by the 7% growth in our cloud and related solutions revenues;
•

Extended our market-leading position supporting the broadband and video market with the successful conversions of over four million customer accounts, additional new logos, and increased adoption of our solutions;

•	Expanded and strengthened our relationship with two of our largest clients through the end of 2021;

•

Nearly doubled our recurring managed services offering around the globe by delivering sustainable business value by improving operational efficiencies, lowering costs, and enhancing the customer experience;

•

Expanded our footprint in the communications and entertainment arena as a trusted digital transformation partner, as well as into new verticals, such as the Internet of Things (“IoT”) and Smart Cities, with our Ascendon SaaS, cloud-based platform; and

•

Generated profitable operating results and strong cash flows, and ended 2017 with a solid balance sheet, all of which support our continued investments in the business. Our strong results plus a balanced capital allocation policy all work together to drive long-term shareholder value.

Governance PRACTICES

Our corporate governance practices are reviewed regularly. We believe they reflect best practices, as highlighted below:

•	Majority voting for uncontested director elections with plurality voting for contested director elections;
•	Independent Board Chair;
•	All other directors independent (other than our Chief Executive Officer);
•	Regular executive sessions of independent directors;
•	Independent Audit, Compensation, and Nominating and Corporate Governance Committees;
•	Independent compensation consultant;
•	Structured annual board member evaluation process conducted by an independent third-party governance expert;
•	Board engagement in long-term succession planning and talent management discussions;
•	Meaningful director and executive stock ownership guidelines;
•	Anti-hedging, anti-short sale, and anti-pledging policies;
•	Annual independent director evaluation of the Chief Executive Officer;
•	Code of Ethics and Business Conduct for directors, officers, and employees;
•	Regular stockholder engagement to understand stockholders’ views and insights;
•	Annual advisory approval of executive compensation;
•	Limitations on consideration given to our named executive officers (to include no excise tax gross-ups) upon the occurrence of a change of control;
•	Limited perquisites; and
•	No evergreen provisions for equity plans.

Compensation Highlights

Our compensation program is designed to attract and retain highly qualified executives and create incentive compensation opportunities aligned with our strategic goals and evolving competitive and governance practices.

Highlights for 2017 include:

•	95% of the votes cast on our 2017 say-on-pay proposal were in favor of our executive compensation program and policies;
•	At least 55% of total target compensation for each executive was based on the achievement of key financial measures; and
•

We executed on many of our key strategic initiatives during 2017 and met or exceeded several of our key financial and stock price targets. As a result, our named executive officers earned their annual performance bonus payouts, and in some cases, an additional discretionary bonus, and the majority of their potential performance-based stock vesting under our executive compensation program.

ii | 2018 Proxy Statement

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING AND VOTING

Why am I receiving these materials?

CSG Systems International, Inc. (“we,” “us,” “our,” or the “Company”) will hold our 2018 Annual Meeting of Stockholders on May 17, 2018 (the “Annual Meeting”). These proxy materials explain the items of business that will be brought to a vote at the Annual Meeting.

As a stockholder, you are invited to attend and vote at our Annual Meeting, or at any adjournment or postponement thereof. To ensure your vote is counted, our Board of Directors (the “Board”) is soliciting your proxy to vote on your behalf.

What information is contained in this proxy statement?

This proxy statement explains the proposals to be voted on at the Annual Meeting, describes the voting process, and provides information about corporate governance,

our Board, and the compensation of our directors and certain executive officers.

How do I get electronic access to the proxy materials?

You may view our proxy materials at www.proxyvote.com.

What items of business will be voted on at the Annual Meeting?

Four proposals are scheduled to be voted on at the Annual Meeting:

Proposal	Board recommendation
Proposal 1—To elect three Class III Directors nominated by our Board	FOR each nominee
Proposal 2—To approve, on an advisory basis, the compensation of our named executive officers	FOR
Proposal 3—To approve the amendment and restatement of the CSG Systems International, Inc. Amended and Restated 2005 Stock Incentive Plan	FOR
Proposal 4—To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2018	FOR

Each of these proposals is discussed in this proxy statement. We also will transact any other business that properly comes before the Annual Meeting.

What shares can I vote?

You are entitled to one vote for each share of our common stock that you own as of the close of business on March 21, 2018 (the “record date”). You also can vote all shares for which you hold a valid proxy. At the close of business on the record date, there were 33,672,324 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

May I attend the Annual Meeting?

You may attend the Annual Meeting only if you were a stockholder of the Company as of the record date or you hold a valid proxy for the Annual Meeting. You can vote your shares even if you do not attend the Annual Meeting, and we encourage you to do so.

2018 Proxy Statement | 1

May I vote my shares in person at the Annual Meeting?

If you are a stockholder of record—meaning you hold our common stock in your name with our transfer agent—you may vote those shares in person at the Annual Meeting. If you are a beneficial owner—meaning that a broker, bank, trustee, or other nominee holds your common stock in “street name”—you can vote at the Annual Meeting only if you obtain a legal proxy from the record holder giving you the right to vote the shares.

Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

May I vote my shares without attending the Annual Meeting?

You may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you will receive a “Notice of Internet Availability,” which explains how to access the proxy materials online, contains a listing of matters to be considered at the meeting, and describes how shares can be voted by telephone, online, or by completing and returning a proxy card. If you hold shares beneficially in “street name”, your broker, bank, trustee, or nominee has the right to vote the shares, but should provide you a means to give voting instructions.

May I change or revoke my vote?

You may change or revoke your vote at any time before we take the vote at the Annual Meeting.

If you are a stockholder of record, there are three ways to change or revoke your vote before the conclusion of the Annual Meeting: (1) deliver a new proxy bearing a later date (which automatically revokes your earlier proxy) by mail, telephone, or over the Internet; (2) provide a written notice of revocation to our Secretary at our principal offices listed on the first page of this proxy statement; or (3) attend the Annual Meeting, specifically revoke your proxy, and vote in person. If you attend the Annual Meeting but do not specifically revoke your previously granted proxy, your proxy will remain in effect.

If you are a beneficial owner, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee. Alternatively, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, you can attend the Annual Meeting and vote in person.

How many shares must be present or represented to conduct business at the Annual Meeting?

We can hold the Annual Meeting and transact business if a majority of the issued and outstanding shares of common stock entitled to vote are present in person or represented by proxy at the Annual Meeting. Abstentions are counted for the purpose of determining whether there is a quorum.

“Broker non-votes” are counted for the purpose of determining whether there is a quorum as long as the bank, broker, or nominee uses its “discretionary authority” to vote on Proposal 4 (auditor ratification). Broker non-votes and discretionary authority are described below.

2 | 2018 Proxy Statement

What is the voting requirement to approve each of the proposals?

For Proposal 1, the election of directors, each nominee who receives a majority of the votes cast will be elected as director. A majority of votes cast means that the number of votes cast FOR a director’s election exceeds the number of votes cast AGAINST that director’s election. Each of Proposals 2, 3 and 4 will be approved if the proposal receives the affirmative FOR vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting.

Abstentions and broker non-votes are not considered votes cast on Proposal 1, the election of directors, and will not affect the outcome of the election of directors. With respect to Proposals 2, 3 and 4, abstentions and broker non-votes will have the same effect as AGAINST votes. With respect to the election of directors, in the event a director does not receive a majority of the votes cast, that director will be required to submit his or her resignation to the Board, with a presumption that the resignation will be accepted unless the Board determines that there is a compelling reason for the director to remain on the Board.

Although the advisory vote to approve the compensation of our named executive officers (“NEOs”) for 2017 is non-binding, as provided by law, our Board and the Compensation Committee will review the results of the votes and will consider the results in making future decisions on executive compensation.

How are votes counted?

Votes cast in person or by proxy will be tabulated by the inspector of elections appointed for the Annual Meeting. If you provide specific instructions on your proxy card, your shares will be voted as you instruct. If you do not give instructions, your shares will be voted as recommended by the Board as follows:

•	FOR the election of each of the three Class III Directors nominated by our Board and named in this proxy statement;
•	FOR the approval, on an advisory basis, of the compensation of our named executive officers;
•	FOR the approval of the amendment and restatement of the CSG Systems International, Inc. Amended and Restated 2005 Stock Incentive Plan; and
•	FOR the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2018.

What happens if additional matters are presented at the Annual Meeting?

We are not aware of any business to be acted upon at the Annual Meeting other than the four proposals described in this proxy statement. If you grant a proxy, the individuals named as proxy holders, Brian A. Shepherd and Gregory L. Cannon, and each or either of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any reason a nominee is not available as a candidate for director, the proxy holders will vote your proxy for such other candidate or candidates as the Board may nominate.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials, and soliciting votes. If you choose to access the proxy materials or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. Our directors, executives, and regular employees, without additional remuneration, and their appointed agents, may solicit proxies or votes in person, by telephone, or by electronic communication. We will request banks, brokers, and other fiduciaries to forward proxy materials to the owners of stock held in their names and will reimburse the reasonable out-of-pocket expenses incurred in connection with that distribution.

Where can I find the voting results of the Annual Meeting?

We will announce voting results of the Annual Meeting in a Current Report on Form 8-K filed with the

SEC no later than four business days after the Annual Meeting.

2018 Proxy Statement | 3

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS

Overview

We are committed to maintaining sound corporate governance practices. The Board has formalized several policies, procedures, and standards of corporate governance, including our Corporate Governance Guidelines, some of which are described below. We continue to monitor best practices and legal and regulatory developments with a view to further revising our governance policies and procedures, as appropriate.

Directors

The Board currently consists of nine directors, including: David G. Barnes, Ronald H. Cooper, Marwan H. Fawaz, Bret C. Griess, Janice I. Obuchowski, Donald B. Reed, Frank V.

Sica, Donald V. Smith, and James A. Unruh. See Proposal 1 - Election of Directors on page 11 for more information regarding our directors.

Director Independence

The Board has determined that every Board member except Mr. Griess, our President and Chief Executive Officer (“CEO”), is an “independent director” as defined in the applicable rules of The NASDAQ Stock Market, Inc. (“NASDAQ”). We believe that having a Board made up predominantly of independent, experienced directors with independent oversight by a non-executive Chair (as further described below) is in the best interests of our Company and our stockholders.

Corporate Governance Practices and Documents

The Board encourages you to visit our corporate governance page on our website at http://ir.csgi.com/documents.cfm, which provides information about our corporate governance practices and includes the following documents:

•	Committee charters;
•	Code of Ethics and Business Conduct;
•	Corporate Governance Guidelines; and
•	Share Ownership Guidelines.

Information on our website is not incorporated by reference in this proxy statement.

Majority Voting

We use a majority voting standard in the election of directors. Thus, in any “uncontested election” of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), each nominee to the Board will be elected by the vote of a “majority of the votes cast,” meaning that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election. The election of directors at the Annual Meeting is an uncontested election. Abstentions and broker non-votes will not count as votes cast for purposes of this provision. If any incumbent director does not receive a majority of votes cast in favor of his or her re-election to the Board, that director will be required to submit his or her resignation to the full Board, with a presumption that the resignation will be accepted unless the Board determines that there is a compelling reason for the director to remain on the Board. In the case of a contested election, directors will continue to be elected by a plurality vote.

4 | 2018 Proxy Statement

Communications with the Board

We invite stockholders or any other interested party to send written communications to the Board or to individual Board members. Please send your letter in care of the Secretary of the Company at the address of our principal offices as shown on the first page of this proxy statement. If a letter relates to publicly available information about the Company or our stock, the Secretary will respond to the writer directly. If a letter is primarily commercial in nature or, at the discretion of the Secretary, relates to an improper or irrelevant topic, the Secretary will make a record of it, but will not transmit the communication to the Board. Any letter that relates to accounting, internal accounting controls, or auditing matters will be forwarded to the Chair of the Audit Committee. All other letters will be forwarded to the entire Board or to the individual Board member(s) to whom they are addressed.

Director Attendance at Board Meetings

During 2017, the Board held five meetings. All directors attended at least 75% of the total number of meetings of the Board and of the committees on which they served during 2017, except for Mr. Hughes who failed to attend 75% of the meetings due to health issues prior to his passing in June 2017. In addition, during 2017 the Board held four executive sessions during which only independent directors were present.

Annual Meeting Attendance

Historically, very few stockholders have attended our annual meetings; almost all stockholders who vote do so by proxy. Accordingly, directors are not required to attend our annual meetings. We expect employee director(s) to attend if their schedules permit, and non-employee directors are welcome to attend if they wish. All of our directors attended our 2017 Annual Meeting, except for Mr. Hughes and Mr. Sica. The Board scheduled our 2018 Annual Meeting to coincide with a regular quarterly meeting of the Board so that all members present at the quarterly meeting of the Board can attend the Annual Meeting as well.

Board Committees

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David G. Barnes	C
Ronald H. Cooper	M	C
Marwan H. Fawaz			M
Bret C. Griess
Janice I. Obuchowski	M		C
Donald B. Reed	M
Frank V. Sica		M
Donald V. Smith		M	M
James A. Unruh		M	M

“C” Chair

“M” Member

Chair of the Board

2018 Proxy Statement | 5

Audit Committee

The Audit Committee’s primary purposes are to oversee our accounting and financial reporting processes, the audits of our financial statements, and our risk and compliance management programs.

As required by the Audit Committee charter (located at http://ir.csgi.com/documents.cfm), all members of the Audit Committee satisfy all NASDAQ requirements applicable to audit committee members and are “independent” as defined by the rules promulgated by the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and by NASDAQ. The Board has determined that Mr. Barnes, Mr. Cooper, and Mr. Reed are “audit committee financial experts” as defined by applicable SEC rules. The Audit Committee held four meetings during 2017.

Compensation Committee

The Compensation Committee’s primary purposes are to review and recommend senior management compensation and benefit policies, evaluate the performance of our executive officers, and review and recommend the compensation of our executive officers. In addition, the Compensation Committee has independent authority to administer and grant equity awards under our equity plans and annual performance bonuses for executive officers. The Compensation Committee also is responsible for ongoing oversight and evaluation of our compensation policies and practices for employees generally as they relate to risk management. The Compensation Committee may delegate any of its responsibilities to a subcommittee or the Chair of the Compensation Committee.  The Compensation Committee may also delegate to one or more of our officers the authority to grant awards to non-executive officers and employees of our Company under our equity compensation plans.

As required by the Compensation Committee charter (located at http://ir.csgi.com/documents.cfm), all members of the Compensation Committee are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and are “independent” as defined by the rules promulgated by the SEC under the Exchange Act, and by NASDAQ. The Compensation Committee may delegate its authority in accordance with the Compensation Committee charter. The Compensation Committee held five meetings during 2017.

Determining Executive Officer Compensation and Use of Independent Compensation Consultant. To assist the Compensation Committee with its responsibilities, the Compensation Committee retains an independent compensation consultant, consults with our CEO and our head of Human Resources, and draws upon the extensive business experience of its members. The Compensation Committee directs the independent compensation consultant to prepare a comprehensive formal assessment of the competitiveness of our executive officer compensation program, including a comparison of the principal components of our program (base salaries, performance bonuses, and equity awards) with those of a peer group of other public companies. The Compensation Committee considers this assessment and other data provided by the independent compensation consultant in arriving at its decisions or recommendations to the Board with respect to base salaries, performance bonuses, and long-term incentives for our executive officers. For additional information about our executive compensation program, processes, and procedures, see the Compensation Discussion and Analysis beginning on page 20.

The Compensation Committee periodically evaluates the qualifications of its independent compensation consultant. For 2017, the Compensation Committee continued the engagement of Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its independent compensation consultant. During 2017, Pearl Meyer provided only executive compensation guidance to the Compensation Committee and did not provide any other services to the Company. During 2017 the Compensation Committee requested information from Pearl Meyer, our executives, and our Board members in order to assess the independence of Pearl Meyer as the Committee’s compensation consultant and to determine whether Pearl Meyer’s work raised any conflict of interest. Based on the information provided, the Compensation Committee determined that Pearl Meyer was independent and that the work of Pearl Meyer did not raise a conflict of interest.

Determining Non-Employee Director Equity Awards. In making equity awards to our non-employee directors, the Compensation Committee considers relevant information provided by the independent compensation consultant and the recommendations of our Nominating and Corporate Governance Committee and the Board.

6 | 2018 Proxy Statement

Risks Related to Compensation Policies and Practices for All Employees. The Compensation Committee does not believe that risks arising from our compensation policies and practices are reasonably likely to have a material adverse effect on the Company. A number of the factors considered by the Compensation Committee when it develops executive compensation recommendations have the effect of mitigating risk. Additionally, executive officers and certain members of senior management regularly review our employee compensation policies and practices, including the elements of our compensation programs, to determine whether any element or program design encourages excessive risk taking. The Board and senior management consider the following factors that reduce the likelihood of excessive risk taking:

•

Our “clawback” policy included in our executive employment agreements authorizes us, in certain cases, to reduce or cancel, or require recovery of, all or a portion of an executive officer’s annual bonus or long-term incentive compensation award;

•

Our compensation program consists of a balance of multiple elements, including base salary, annual cash incentive programs, and, for some employees, long-term equity incentive awards that are earned over a number of years;

•

The structure of our annual cash incentives for executive officers includes multiple performance measures that are objective and quantifiable, with a corresponding minimum and maximum payout range, and our sales compensation plan includes provisions to mitigate risk to the Company;

•

A significant portion of our executive officers’ pay is tied to long-term equity awards based on the achievement of pre-determined financial and stock performance measures that we believe align the long-term interests of our executives with those of our stockholders;

•	Our executive officers are subject to stock ownership guidelines and must comply with our insider trading policy;
•	We have effective management processes, including a formal risk assessment process and strong internal controls; and
•	Our Board and Audit Committee maintain regular oversight of our risk management program.

Compensation Committee Interlocks and Insider Participation. No member of the Compensation Committee has ever been an officer or employee of the Company. In 2017, no member of the Compensation Committee had any relationship or transaction with the

Company that would require disclosure as a “related person transaction” under SEC rules. In addition, during 2017, none of our executive officers served on the board of directors or compensation committee of any other entity whose executive officer(s) served as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee’s primary purposes are to: (1) identify individuals qualified to become Board members; (2) recommend to the Board nominees for election as directors and directors for appointment to Board committees; (3) evaluate the Board’s performance, in conjunction with the new formal and structured annual board evaluation process conducted by an independent service provider; (4) review and recommend the compensation of our directors; and (5) develop and recommend for Board approval our Corporate Governance Guidelines and Code of Ethics and Business Conduct.

The Nominating and Corporate Governance Committee charter (located at http://ir.csgi.com/documents.cfm) requires that a majority of the members be independent directors. The Nominating and Corporate Governance Committee held four meetings during 2017.

What We Look for in Director Nominees. In recommending nominees for election as directors, the Nominating and Corporate Governance Committee reviews the present composition of the Board to determine the qualities, skills, and areas of expertise needed to enable the Board and its committees to properly discharge their responsibilities. When there is a need, the Nominating and Corporate Governance Committee utilizes the services of executive search firms with well-established board practices to assist in the identification and recruitment of qualified director nominees. This process supports our objective of recruiting highly qualified candidates that meet our specific criteria for skills, professional and governance experience, diversity, and the personal attributes we are seeking, as discussed in more detail below. The Nominating and Corporate Governance Committee considers it necessary for the Board to have at least one independent member who qualifies as an “audit committee financial expert” and takes that requirement into account when recommending nominees. When identifying and assessing a candidate’s qualifications, the Nominating and Corporate Governance Committee considers, among other things: (1) the number and type of other boards on which the candidate serves; (2) the candidate’s other business and professional commitments and potential conflicts of interest; (3) the candidate’s ability and

2018 Proxy Statement | 7

willingness to devote the required amount of time to service as a Board member and as a member of one or more Board committees; and (4) the candidate’s age, background, reputation, independence, experience, skills, and judgment.

Although we do not have a written policy on diversity, our Nominating and Corporate Governance Committee considers the diversity of the Board’s membership when nominating directors. We interpret the term “diversity” in its broadest sense and believe it encompasses many attributes, including age, background, experience, skills, substantive expertise, gender, ethnicity, geography, and education. Our Board is particularly interested in maintaining a collective group of individuals with experience in operations, finance, accounting, marketing, human resources, sales, and international business, particularly in the technology and communication service provider and related industries. We also consider whether nominees are active or retired executive officers of public or private companies and whether they have ever served on the board of a public company.

Our Board members also should display the personal attributes necessary to be effective directors: integrity, sound judgment, independence, ability to operate collaboratively, and a fiduciary commitment to the Company and our stockholders. We believe the current members of our Board have a diverse set of business and personal experiences, backgrounds, and expertise, and that they all share the personal attributes described above.

Stockholder Recommended Director Candidates. The Nominating and Corporate Governance Committee will consider qualified nominees recommended by our stockholders for election as directors in the same manner that the committee considers other director candidates. A stockholder who wishes to recommend a nominee for the Board should submit the recommendation in writing to the Secretary of the Company indicating the proposed nominee’s qualifications and other relevant biographical information and providing written confirmation that the proposed nominee consents to serve as a director if nominated and elected. See Stockholder Proposals on page 54 of this proxy statement for additional requirements and information. Our Secretary will forward qualifying recommendations from stockholders to the Chair of the Nominating and Corporate Governance Committee for further review and consideration. Our bylaws provide that stockholder nominations for election to the Board are subject to certain advance notice and informational requirements. Stockholders may obtain a copy of the relevant bylaw provisions from our Secretary at CSG Systems International, Inc., 6175 S. Willow Drive, Greenwood Village, Colorado, 80111.

Annual Board Member Evaluation Process

The Board is committed to a rigorous annual self-evaluation process. The Chair of the Nominating and Corporate Governance Committee coordinates an annual evaluation process, conducted by an independent, third-party consultant. For the first annual evaluation conducted in 2017, the consultant surveyed the full board and select management team members, to evaluate the Board's and the Board committees' performance and procedures to determine whether they were functioning effectively. The results of the annual evaluation were discussed and considered by the full Board at the November 2017 Board meeting and the Board was satisfied that no immediate changes were necessary to improve their performance. Regular annual Board evaluations will continue to include a Board survey process, with additional emphasis on the Board’s nominees for election at the then upcoming Annual Meeting.

Risk and Compliance Oversight

The Board is responsible for oversight of our risks. To administer our risk and compliance management program, we established a Business Risk Committee comprised of our executive officers, chaired by our Chief Financial Officer (“CFO”), and coordinated by our internal audit department. The internal audit department reports directly to the Audit Committee, and prepares a quarterly report for the Audit Committee summarizing material existing and emerging business risks.

We also maintain a formal risk assessment and risk mitigation program that is administered by our CFO.  Executive officers, in conjunction with members of our internal audit department, review this program periodically throughout the year. This program is intended to: (1) identify those risks that are most likely to affect our business; (2) assign an executive to be responsible for monitoring and mitigating those risks; and (3) provide a formal mechanism for the assigned executive to report back periodically on the adequacy and effect of mitigation efforts. The Audit Committee and the Board review the

8 | 2018 Proxy Statement

results of this program at each regularly scheduled meeting. In addition, our Chief Compliance Officer has a reporting relationship to the Audit Committee and provides a quarterly report to the Committee on compliance risks, issues, and activities.

The Board believes our current leadership structure facilitates its oversight of risk by combining independent leadership through the Board and the Audit Committee, along with an experienced Business Risk Committee with intimate knowledge of our business, industry, and challenges.

Board Leadership Structure

The Board does not have a policy regarding separation of the roles of CEO and Chair of the Board. The Board believes it is in the best interests of the Company to make that determination based on current circumstances. The Board has determined that an independent director serving as Chair is in our best interests at this time. Since 2010, Mr. Reed has served as Chair of the Board. Our Board believes this structure ensures a greater role for independent directors in the active oversight of our business, including risk management oversight, and in setting agendas and establishing Board priorities and procedures.  This structure also allows our CEO to focus to a greater extent on the management of our day-to-day operations.

In the future, if the Board believes it would be in the best interests of the Company and our stockholders, the Board may decide that one person should serve as both CEO and Chair of the Board.

Code of Ethics and Business Conduct

Our Board has adopted a Code of Ethics and Business Conduct applicable to all directors, officers, and employees of the Company. Our Code of Ethics and Business Conduct and Corporate Governance Guidelines are available on our website on the Investor Relations page, under Governance Documents, located at http://ir.csgi.com/documents.cfm. Information on our website is not incorporated by reference in this proxy statement. We will disclose on our website any amendments to our Code of Ethics and Business Conduct, or any waiver of a provision of our Code of Ethics and Business Conduct that is required to be disclosed under applicable rules of the SEC.

Other Board Information

There are no family relationships between any of our directors or executive officers. There are no arrangements between any director, nominee, or executive officer of the Company and any other person pursuant to which such director, nominee, or executive officer was selected for such position. There are also no material legal proceedings pending to which any of our directors, officers, affiliates of the Company, or shareholders of more than 5% of our stock (or any associates of any of the foregoing) is a party adverse to the Company.

2018 Proxy Statement | 9

COMPENSATION OF DIRECTORS

After consultation with the Compensation Committee's independent compensation consultant, including an analysis of peer and market practices, the Board has set the director compensation program to be in line with similar companies in our industry. For 2017, our director compensation program consisted of the following:

Role	Committee	Equity Grant Shares (1)	Annual Cash Retainer Amount (2)
Board Member (3)		3,000	$75,000
Chair of the Board			$50,000
Chair of Committee (4)	Audit		$16,000
	Compensation		$16,000
	Nominating and Corporate Governance		$10,000

(1)		Each non-employee director receives an annual equity grant in the form of restricted stock awards as determined by the Compensation Committee, which vests one year from the grant date.
(2)		Cash retainers are paid in advance in quarterly installments subject to such non-employee director's continued service on the Board.
(3)

A director who is an officer or employee of the Company does not receive additional compensation for serving as a director or committee member. Mr. Griess is the only current officer or employee of the Company who serves as a director, and he does not currently serve on any Board committee.

(4)		Members of a committee do not receive an additional fee.

2017 Director Compensation

The following table contains information about the compensation of our non-employee directors for 2017. All amounts have been rounded to the nearest dollar and pro-rated for actual time of service on the Board or committees.

Name	Fees Earned	Stock Awards (1)	Total
David G. Barnes	$91,000	$116,160	$207,160
Ronald H. Cooper	89,500	116,160	205,660
Marwan H. Fawaz	75,000	116,160	191,160
John L. M. Hughes (2)	41,500	-	41,500
Janice I. Obuchowski	82,500	116,160	198,660
Donald B. Reed	125,000	116,160	241,160
Frank V. Sica	79,000	116,160	195,160
Donald V. Smith	75,000	116,160	191,160
James A. Unruh	75,000	116,160	191,160
Totals	$733,500	$929,280	$1,662,780

(1)

This column reflects the aggregate grant date fair value of restricted stock awards granted during the year computed in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718. The aggregate grant date fair value is calculated using the closing price of our common stock on the date of grant, August 16, 2017. Each Board member was granted 3,000 shares of restricted stock in 2017 which will vest one year from the date of grant. The aggregate number of restricted stock awards outstanding as of December 31, 2017, for each Board member is 3,000 shares (except for Mr. Hughes who did not receive a restricted stock award in 2017), for a total of 24,000 shares for all Board members.

(2)

Mr. Hughes served as the Chair of an ad hoc committee from April 1, 2017, until his passing in June. As a foreign (U.K.) citizen, Mr. Hughes was subject to mandatory U.S. tax withholding on his director fees which were deducted from his compensation.

10 | 2018 Proxy Statement

PROPOSAL 1 – ELECTION OF DIRECTORS

The Board is divided into three classes presently consisting of three Class I Directors, three Class II Directors, and three Class III Directors.  Class I consists of Ronald H. Cooper, Janice I. Obuchowski, and Donald B. Reed, whose terms will expire at the 2019 annual meeting of stockholders. Class II consists of David G. Barnes, Marwan H. Fawaz, and Donald V. Smith, whose terms will expire at the 2020 annual meeting of stockholders. Class III consists of Bret C. Griess, Frank V. Sica, and James A. Unruh, whose terms will expire at the Annual Meeting.

The Board, upon recommendation by the Nominating and Corporate Governance Committee, has nominated Mr. Griess, Mr. Sica, and Mr. Unruh to be elected as Class III Directors at the Annual Meeting. Unless the proxy is marked otherwise, the person acting under the accompanying proxy will vote to elect Mr. Griess, Mr. Sica, and Mr. Unruh as the Class III Directors to serve until the 2021 annual meeting of stockholders. The proxy may not be voted for more than three directors. If a nominee is unable to serve, then the person acting under the proxy may vote the proxy for the election of a substitute nominee. The Company presently expects that all three nominees will be able to serve, and each of the director nominees has consented to serve as directors on the Board.

The following chart outlines the areas of expertise that each director serving on the Board possesses. In addition, we have provided a brief summary of those skills with each director’s biographical information below.

Director Skills and Experience	David Barnes	Ronald Cooper	Marwan Fawaz	Bret Griess	Janice Obuchowski	Donald Reed	Frank Sica	Donald Smith	James Unruh
Accounting / Finance	●	●		●		●	●	●	●
Capital Markets / Debt Financing	●						●	●	●
Corporate Governance	●	●	●	●	●	●	●	●	●
Executive Leadership	●	●	●	●	●	●	●	●	●
Government / Public Policy		●			●	●		●
Information Security / Privacy			●	●
International	●	●	●	●	●	●	●	●	●
Marketing / Sales		●	●	●		●		●	●
Mergers / Acquisitions	●	●	●	●			●	●	●

The Board Recommends a Vote FOR the Election of Each of the Three Nominees for Class III Director.

The following information relates to the Board’s nominees for election at the Annual Meeting and to the other directors of the Company whose terms of office will continue after the Annual Meeting:

Nominees for Class III Directors – Term to Expire in 2021:

BRET C. GRIESS

Age: 49 Director Since: January 2016	President and CEO

Mr. Griess currently serves as our President and CEO. He joined the Company in 1996 and held a variety of positions in Operations and Information Technology, until being appointed Executive Vice President of Operations in February 2009, Chief Operations Officer in March 2011, and President in June 2015. In January 2016, Mr. Griess was

appointed President and CEO and a member of our Board. Mr. Griess holds an M.A. degree in Management and a B.S. degree in Management from Bellevue University in Nebraska, and an A.A.S. degree from the Community College of the Air Force.

2018 Proxy Statement | 11

Skills and Qualifications

Financial Experience: Significant executive experience in operational finance, financial management, risk assessment, capital planning, and strategic business development.

Industry Experience: Extensive knowledge of the businesses and markets we serve, which provides our

Board with an acute understanding of business practices and special industry concerns.

Leadership Experience: Our current President and CEO. Brings executive level leadership, strategic thinking, business development, and strong financial oversight skills to the Board.

FRANK V. SICA

Age: 67 Director Since: October 1994	Board Committees:	Other Public Directorships:
	• Compensation Committee	• JetBlue Airways • Kohl’s Corporation • Safe Bulkers, Inc.

Mr. Sica is currently a Partner of Tailwind Capital (a private equity firm) since 2006. From 2004 to 2005, Mr. Sica was a Senior Advisor to Soros Private Funds Management. During that period, Mr. Sica was also President of Menemsha Capital Partners, Ltd., a private investment firm. From 2000 until 2003, he was President of Soros Private Funds Management, where he oversaw the direct real estate and private equity investment activities of Soros. In 1998, he joined Soros Fund Management where he was a

Managing Director responsible for Soros’ private equity investments. Mr. Sica was also previously Managing Director for Morgan Stanley Merchant Banking Division. He currently serves as a director on the boards of JetBlue Airways, Kohl’s Corporation, and Safe Bulkers, Inc. Mr. Sica holds an M.B.A. degree from the Tuck School of Business at Dartmouth College and a B.A. degree from Wesleyan University.

Skills and Qualifications

Corporate Governance: Broad experience serving as a director of multiple large public companies.

Financial Experience: Wide-ranging experience in venture capital, private equity, mergers and acquisitions, capital markets, management recruitment, executive compensation, and strategic planning across a broad range of commercial industries from his work at Morgan

Stanley, Soros, and now at Tailwind Capital. Experience in investment banking serving global clients and in structuring international mergers and acquisitions.

Industry Experience: Comprehensive understanding of our business and markets, having served as a director of our Company for over 20 years.

JAMES A. UNRUH

Age: 77 Director Since: June 2005	Board Committees: • Compensation Committee • Nominating and Corporate Governance Committee
Former Public Directorships Held During the Past Five Years:
• Prudential Financial, Inc. (May 2015) • CenturyLink, Inc. (May 2012) • Tenet Healthcare Corporation (May 2017)

Mr. Unruh became a founding Principal of Alerion Capital Group, LLC (a private equity investment company) in 1998 and currently holds such position. Mr. Unruh was an executive with Unisys Corporation (a global information technology company) from 1987 to 1997, including serving as its Chairman and CEO from 1990 to 1997. From 1982 to 1986, Mr. Unruh held various executive positions, including Senior Vice President–Finance and CFO with Burroughs Corporation, a predecessor of Unisys

Corporation. Prior to 1982, Mr. Unruh was CFO with Memorex Corporation and also held various executive positions with Fairchild Camera and Instrument Corporation, including CFO. Mr. Unruh formerly served as director on the boards for Tenet Healthcare Corporation, Prudential Financial, Inc. and CenturyLink, Inc. during the past five years. He holds an M.B.A. degree from the University of Denver and a B.S. degree from the University of Jamestown.

12 | 2018 Proxy Statement

Skills and Qualifications

Corporate Governance: Significant experience serving as a director of several public and private companies with global operations.

Financial Experience: Broad-based understanding of investments and corporate development in pursuing long-term strategic business objectives as a principal of Alerion Capital Group and as Senior Vice President–Finance and CFO with Burroughs Corporation.

Leadership Experience: Unique combination of expertise in Information Technology together with business and financial management experience gained through executive positions held at multinational technology firms. Chairman and CEO with Unisys Corporation and Senior Vice President–Finance and CFO with Burroughs Corporation.

Class I Directors – Term to Expire in 2019:

RONALD H. COOPER

Age: 61 Director Since: November 2006	Board Committees: • Audit Committee • Compensation Committee (Chair)

Mr. Cooper is presently retired. He most recently served as the President and CEO of Clear Channel Outdoor Americas, Inc. (an outdoor advertising company) from 2009 through 2012. Prior to this position, he was a Principal at Tufts Consulting LLC from 2006 through 2009. Previously, he spent nearly 25 years in the cable and telecommunications industry, most recently at Adelphia Communications where he served as President and COO from 2003 to 2006. Prior to Adelphia, Mr. Cooper held a series of executive positions at AT&T Broadband, RELERA

Data Centers & Solutions, MediaOne and its predecessor Continental Cablevision, Inc. He has served on various boards of directors and committees with the National Cable Television Association, California Cable & Telecommunications Association, Cable Television Association for Marketing, New England Cable Television Association, and Outdoor Advertising Association of America. Mr. Cooper holds a B.A. degree from Wesleyan University.

Skills and Qualifications

Corporate Governance: Director and committee positions with various industry associations and non-profit boards of directors.

Industry Experience: Nearly 25 years of experience in the communications industry serving in executive positions at Adelphia, AT&T Broadband, RELERA Data Centers & Solutions, MediaOne and its predecessor Continental Cablevision.

Leadership Experience: Served in multiple senior executive roles, including as President and CEO of Clear Channel Outdoor Americas, Inc. and as President and COO at Adelphia Communications. Experience in the acquisition and development of executive talent.

JANICE I. OBUCHOWSKI

Age: 66 Director Since: November 1997	Board Committees:	Other Public Directorships:
	• Audit Committee • Nominating and Corporate Governance Committee (Chair)	• Orbital ATK • Inmarsat

Ms. Obuchowski is the founder and President of Freedom Technologies, Inc. (a firm providing public policy, strategic, and engineering advice to companies in the communications sector, government agencies, and international clients), a position she has held since

1992. In 2003, Ms. Obuchowski was appointed by President George W. Bush to serve as Ambassador and Head of the U.S. Delegation to the World Radiocommunication Conference. She has served as Assistant Secretary for Communications and Information at the Department of

2018 Proxy Statement | 13

Commerce, Administrator for the National Telecommunications and Information Administration (“NTIA”), and as the head of international government relations at NYNEX Corporation. Ms. Obuchowski currently serves as a director on the boards for Orbital ATK and

Inmarsat. She also has served on several non-profit and other publicly traded company boards. She holds a J.D. degree from Georgetown University and a B.A. degree from Wellesley College, and also attended the University of Paris.

Skills and Qualifications

Corporate Governance: Broad governance experience from her service as a director of multiple public companies and non-profit organizations.

Industry Experience: Extensive knowledge and expertise on various facets of the competitive landscape and government regulations impacting the communications and information technology sectors. Experience in international business affairs through her current and prior board positions, government appointments supporting international communications policies, and as head of international government relations at NYNEX corporation.

Leadership Experience: Current President of Freedom Technologies, Inc. and former Chairman of Frontline Wireless. Led the NTIA, the government agency with Internet and telecommunications policy, federal spectrum management, and government research facility responsibilities. Responsible for major U.S. delegations and support personnel at international conferences.

DONALD B. REED

Age: 73 Director Since: May 2005 Chair of the Board Since: January 2010	Board Committees:
• Audit Committee

Mr. Reed is presently retired. He served as CEO of Cable & Wireless Global from 2000 to 2003. Cable & Wireless Global, a subsidiary of Cable & Wireless plc, is a provider of Internet Protocol (“IP”) and data services to business customers in the U.S., United Kingdom, Europe, and Japan. From June 1998 until May 2000, Mr. Reed served Cable & Wireless in various other executive positions. Mr. Reed’s career includes 30 years at NYNEX

Corporation (now part of Verizon), a regional telephone operating company. From 1995 to 1997, Mr. Reed served NYNEX Corporation as President and Group Executive with responsibility for directing the company’s regional, national, and international government affairs, public policy initiatives, legislative and regulatory matters, and public relations. Mr. Reed holds a B.A. degree in History from Virginia Military Institute.

Skills and Qualifications

Corporate Governance: Significant experience serving as a director of multiple public companies, including large multinationals, and his current position as Chair of privately-held Oceus Networks Inc.

Financial Experience: Held executive management positions at several multi-billion dollar corporations where he developed expertise in financial management, risk assessment, investment knowledge, and strategic business development.

Leadership Experience: Over 30 years of experience in the domestic and international telecommunications industry including executive leadership positions as CEO for Cable & Wireless Global and as President and Group Executive for NYNEX Corporation. Extensive experience in developing and implementing strategies and policies for the acquisition and development of executive talent.

14 | 2018 Proxy Statement

Class II Directors – Term to Expire in 2020:

DAVID G. BARNES

Age: 56 Director Since: February 2014	Board Committees:
• Audit Committee (Chair)

Mr. Barnes currently serves as Executive Vice President, Global Operations of Stantec Inc., a publicly traded global provider of engineering, consulting, and construction services. From 2009 through 2016, he served as Executive Vice President and CFO of MWH Global Inc., an employee-owned engineering and construction firm. MWH Global Inc. was acquired by Stantec Inc. in 2016. From 2006 to

2008, he was Executive Vice President of Western Union Financial Services. From 2004 to 2006, Mr. Barnes served as CFO of Radio Shack Corporation, and from 1999 to 2004, he was Vice President, Treasurer, and U.S. CFO for Coors Brewing Company. Mr. Barnes holds an M.B.A. degree from the University of Chicago and a B.A. degree from Yale University.

Skills and Qualifications

Corporate Governance: Significant knowledge of public company governance functions such as approval of annual budgets and compensation, and experience being accountable to stakeholders for the organization’s financial performance, gained through executive financial positions at public companies. Also served as a director of MWH Global Inc.

Financial Experience: Almost 30 years of experience in finance and strategic development gained from a wide spectrum of well-known and respected companies,

including Western Union Financial Services, Radio Shack Corporation, and Coors Brewing Company. Hands-on strategic, financial, and business development experience in emerging and mature markets at both domestic and global companies.

Leadership Experience: Oversaw all financial activities for the United States business and performed the global investor relations function at Coors. Extensive experience in driving shareholder value in a variety of complex international businesses.

MARWAN H. FAWAZ

Age: 55 Director Since: March 2016	Board Committees:	Other Public Directorships:
	• Nominating and Corporate Governance Committee	• Synacor, Inc.

Mr. Fawaz is currently the CEO of Nest Labs, Inc., an Alphabet Inc. company. With more than 28 years of experience in the media, cable, telecommunications, and broadband industries, Mr. Fawaz offers a wealth of knowledge and expertise, developed from his time as Executive Vice President and CEO of Google/Motorola Mobility from 2012 to 2013 and Executive Vice President of Strategy and Operations and Chief Technology Officer of Charter Communications from 2006 to 2011. In addition, he served as Senior Vice President and Chief

Technology Officer of Adelphia Communications from 2003 to 2006 and held leadership positions for other cable industry companies such as MediaOne, among others. He was the founder and principal of Sarepta Advisors, a strategic advisory and consulting group supporting the technology, media, and telecommunications industries. He holds an M.S. degree in Electrical and Communication Engineering and a B.S. degree in Electrical Engineering, both from California State University at Long Beach.

2018 Proxy Statement | 15

Skills and Qualifications

Corporate Governance: Significant experience serving as a director of another public company and as an advisory board member to a number of large corporations with global operations.

Industry Experience: Over 28 years of experience in the media, cable, telecommunications, and broadband industries, serving in executive positions at Google/Motorola Mobility, Charter Communications,

Adelphia Communications, and MediaOne. Comprehensive understanding of the business practices and technology used by our largest customers.

Leadership Experience: Served in multiple senior executive roles, including CEO of Google/Motorola Mobility and Executive Vice President of Strategy and Operations and Chief Technology Officer of Charter Communications.

DONALD V. SMITH

Age: 75 Director Since: January 2002	Board Committees:
• Compensation Committee • Nominating and Corporate Governance Committee

Mr. Smith is presently retired. Previously, he served as Senior Managing Director of Houlihan Lokey Howard & Zukin, Inc., an international investment banking firm with whom he had been associated from 1988 through 2009 and where he served on the board of directors. From 1978 to 1988, he served as a Principal with Morgan

Stanley & Co. Inc., where he headed the company’s valuation and reorganization services. He also serves on the board of directors of several non-profit organizations. Mr. Smith holds an M.B.A. degree from the Wharton Graduate School of the University of Pennsylvania and a B.S. degree from the United States Naval Academy.

Skills and Qualifications

Corporate Governance: Significant experience serving as a director of several public and non-profit companies.

Financial Experience: Over 40 years of expertise in financial, investment, and valuation analysis as an executive with international investment firms, notably as Senior Managing Director of Houlihan Lokey Howard & Zukin, Inc., and as Principal with Morgan Stanley & Co. Inc., dealing with corporate finance, mergers, acquisitions, financial restructurings, and other financial activities. Provided international investment banking advice and service to clients in various industries around the world.

Industry Experience: Significant advisory experience in markets directly related to our core competency, namely business services, data processing, software, and Information Technology.

16 | 2018 Proxy Statement

BENEFICIAL OWNERSHIP OF COMMON STOCK

The table below sets forth each stockholder known by us to own beneficially more than 5% of our outstanding common stock as of February 28, 2018.

Percentage ownership calculations for beneficial ownership are based on 33,519,197 shares outstanding at the close of business on February 28, 2018.

Principal Stockholders

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
BlackRock, Inc.	5,039,778	(1)	15.04%
55 East 52nd Street
New York, New York 10055
The Vanguard Group, Inc.	3,719,174	(2)	11.10%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
Renaissance Technologies LLC	2,380,522	(3)	7.10%
800 Third Avenue
New York, New York 10022

(1) Based on Schedule 13G/A filed with the SEC on January 23, 2018 by BlackRock, Inc.
(2)	Based on Schedule 13G/A filed with the SEC on February 8, 2018 by The Vanguard Group, Inc.
(3)	Based on Schedule 13G/A filed with the SEC on February 14, 2018 by Renaissance Technologies LLC.

2018 Proxy Statement | 17

Directors and Executive Officers

The table below sets forth to our knowledge the beneficial ownership of common stock held by each director and each NEO of the Company included in the 2017 Summary Compensation Table on page 32, individually, and by all directors and executive officers of the Company as a group, as of February 28, 2018.

Beneficial ownership is determined in accordance with SEC rules, which generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include shares of common stock issuable upon vesting or exercise of equity awards within 60 days of February 28, 2018. Except as otherwise indicated, all of the shares reflected in the table are shares of common stock and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.  Percentage ownership calculations for beneficial ownership are based on 33,519,197 shares outstanding at the close of business on February 28, 2018.

Name	Total Shares of Common Stock Beneficially Owned (1) (2)	Percentage of Common Stock Outstanding
David G. Barnes	11,800	*
Ronald H. Cooper	24,768	*
Marwan H. Fawaz	6,000	*
Bret C. Griess	292,195	*
Kenneth M. Kennedy	62,570	*
Janice I. Obuchowski	40,731	*
Donald B. Reed	38,868	*
Brian A. Shepherd	66,145	*
Frank V. Sica	24,550	*
Donald V. Smith	20,000	*
James A. Unruh	38,098	*
Randy R. Wiese	98,405	*
All directors and executive officers as a group	724,130	2.16%

* Less than 1% of the outstanding common stock.

(1)

Each person named has sole voting and investment power over the shares owned by him or her, except that Ms. Obuchowski has shared voting and investment power with respect to 3,000 shares owned jointly with her husband.

(2)

Includes restricted shares of common stock awarded under the 2005 Stock Incentive Plan of the Company, which have not vested. Each holder of restricted shares may vote such shares but may not sell, transfer, or encumber such shares until they vest in accordance with the applicable restricted stock award agreement. The persons named in the table below held the numbers of unvested restricted shares shown opposite their respective names as of February 28, 2018.

Name		Number of Restricted Shares That Have Not Vested
David G. Barnes		3,000
Ronald H. Cooper		3,000
Marwan H. Fawaz		3,000
Bret C. Griess		98,360
Kenneth M. Kennedy		21,253
Janice I. Obuchowski		3,000
Donald B. Reed		3,000
Brian A. Shepherd		31,071
Frank V. Sica		3,000
Donald V. Smith		3,000
James A. Unruh		3,000
Randy R. Wiese		50,677
Total		225,361

18 | 2018 Proxy Statement

Share Ownership Guidelines

The Board has established share ownership guidelines for our directors and executive officers. Each executive officer is expected to attain the minimum ownership level within four years of his or her date of appointment, and beginning in February 2018, they may not sell any granted/retained shares of stock in the corporation until the requirements are met. Directors do not have a specific timeframe to attain their share ownership requirements, and they may not sell any granted/retained shares of stock in the corporation until the requirements are met. All directors are in compliance subject to applicable grace periods and other transfer limitations.

Ownership levels are determined based on the common stock owned by each individual, excluding any unvested shares of restricted stock.

Below is a summary of the current required minimum share ownership levels:

Minimum Share Ownership Level (1)
CEO	Value equal to three times annual base salary
Other executive officers	Value equal to annual base salary
Directors	Value equal to five times annual cash compensation

(1)	Beginning February 2018, NEO's granted or retained shares of stock in the Company may not be sold until ownership requirements are met; this is consistent with current guidelines for directors.

Hedging and Pledging Policy

As part of our insider trading policy, all employees, including our executive officers, and non-employee directors (and their designees) are prohibited from engaging in short sales of our securities, establishing margin accounts, or otherwise pledging our securities and engaging in transactions that are designed to hedge or offset any decrease in the market value of our stock.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our officers (as defined in the applicable regulations) and directors, and persons who beneficially own more than 10% of our common stock, to file certain reports of ownership and changes of ownership of our equity securities with the SEC. Officers, directors, and stockholders who own more than 10% of such shares are required by SEC regulation to furnish to the Company copies of all Section 16(a) forms which they file.

Based solely on our review of the copies of such forms submitted to us and written representations from certain reporting persons, we believe that all filings required by our officers and directors were timely filed for the year ended December 31, 2017, except for the following:

•	one Form 4 for Rolland B. Johns relating to the grant of a stock award, the Form 4 for which was filed on February 27, 2017; and
•

one Form 4 for each of David G. Barnes, Ronald H. Cooper, Marwan H. Fawaz, Janice I. Obuchowski, Donald B. Reed, Frank V. Sica, Donald V. Smith, and James A. Unruh relating to the grant of a stock award, the Form 4 for each which was filed on September 19, 2017.

2018 Proxy Statement | 19

EXECUTIVE COMPENSATION –

COMPENSATION DISCUSSION AND ANALYSIS

This section explains our 2017 executive compensation program as it relates to the following named executive officers (“NEOs”). Compensation information for the NEOs is presented in the tables following this discussion.

NEO	Position
Bret C. Griess	President and CEO
Randy R. Wiese	Executive Vice President and CFO
Kenneth M. Kennedy (1)	Executive Vice President and President, Technology and Product
Brian A. Shepherd (2)	Executive Vice President and Group President

(1)

Mr. Kennedy was named Executive Vice President and President, Technology and Product in October 2017, expanding his role to oversee all product development, product management, platform architecture and operations across the Company’s solutions portfolio.

(2)	Mr. Shepherd was named Executive Vice President and Group President of the Company, in October 2017, expanding his role to lead the profit and loss organizations for all global business.

Executive Summary

Company Overview and Business Strategy

We are one of the world's largest and most established providers of business support solutions (“BSS”), primarily serving the global communications industry, and a trusted partner to some of the most well-known companies around the globe. We help our clients simplify the complexity of a rapidly changing business landscape, bringing more than 35 years of experience supporting the world’s most respected communications, media and entertainment service providers.  We make their hardest decisions simpler and smarter as they work to evolve their business from a single-product offering to highly complex and competitive multi-product offerings, while also delivering increasingly differentiated, real-time, and personalized experiences for their customers.

We offer BSS and revenue management, customer experience, and digital monetization solutions for every stage of the customer lifecycle so service providers can deliver an outstanding customer experience that adapts to their customers’ rapidly changing demands. Our solutions are built on proven public and private cloud platforms, with out-of-the-box and managed service models that adapt to fit their unique business needs and enable the transformative change required to create personalized experiences that drive loyalty and retention.

Our goal is to be the most trusted provider of world-class cloud and software-based solutions to service providers around the globe by helping make our clients’ hardest decisions simpler and smarter, no matter the challenge. We believe that by successfully executing on this goal we can grow our revenues and earnings, and therefore, create long-term value for our clients, employees, and stockholders. Our strategic focus to accomplish this goal is as follows:

•	Create more long-term, recurring relationships within the communications industry;
•	Expand our product and services portfolio through continuous innovation;
•	Deliver on our commitments; and
•	Bring new skills and talents to market.

In summary, we are focused on helping our clients compete more effectively and successfully in an ever-changing market.

Our Overall 2017 Performance

We had a solid performance in 2017, delivering positive financial and operational results, executing on many of our key strategic initiatives, and continuing to expand and extend our relationships with many of our clients.

Key highlights of our 2017 performance include the following:

•	Improved our annual revenue growth to 4%, thus increasing our 2017 total revenues to $789.6 million, driven largely by the 7% growth in our cloud and related solutions revenues;
•

Extended our market-leading position supporting the broadband and video market with the successful conversions of over four million customer accounts, additional new logos, and increased adoption of our solutions;

•	Expanded and strengthened our relationship with two of our largest clients through the end of 2021;

20 | 2018 Proxy Statement

•

Nearly doubled our recurring managed services offering around the globe by delivering sustainable business value through improving operational efficiencies, lowering costs, and enhancing the customer experience;

•

Expanded our footprint in the communications and entertainment arena as a trusted digital transformation partner, as well as into new verticals, such as the Internet of Things (“IoT”) and Smart Cities, with our Ascendon SaaS, cloud-based platform; and

•

Generated profitable operating results, strong cash flows, and ended 2017 with a solid balance sheet, all of which support our continued investments in the business. Our strong results plus a balanced capital allocation policy all work together to drive long-term shareholder value.

2017 Executive Compensation Highlights

Our executive compensation program is reviewed each year for alignment with our business strategy and evolving market and governance practices for executive compensation. We believe that our current programs are aligned to these goals.

Additionally, after considering compensation within our peer group and consulting with Pearl Meyer, the Compensation Committee (the “Committee”) independently assessed the value and competitiveness of each NEO’s compensation including various pay components. Based upon their assessment, the Board and the Committee made the following decisions regarding the framework for the 2017 executive compensation program:

Base salary. The Board increased our CEO’s base salary by 3.8%, our CFO’s base salary by 2.2%, and the base salaries for our other two NEOs by 3.0% to further align with the corresponding median levels of our blended peer group and industry survey data.

Annual incentive program. The Committee maintained Mr. Griess’ target bonus percentage at 150% of base salary. Consistent with prior years, the target bonus percentages for our other NEOs were set at 100% of base salary. For more information, see 2017 Compensation on page 26.

Discretionary Bonus Awards. In 2017, we achieved record revenue results, surpassing our targets and delivering industry-leading growth of four percent, reflecting significant progress on the execution of our multi-year business transformation and strategic plan. The discretionary bonuses set forth in the 2017 Summary Compensation Table on page 32 were approved by the Board to reward the identified executives for their unique and significant contributions toward these notable 2017 achievements.

Long-term incentive (“LTI”) program. For the February 2017 annual grant, the Committee maintained the LTI award program with 60% of each NEO’s award granted in the form of performance-based restricted stock.

The performance-based restricted stock granted vests over three years if we achieve predetermined financial targets, or in full if a predetermined stock price or total shareholder return (“TSR”) target is achieved at the end of the third year. The other 40% of each NEO’s award is in the form of time-based restricted stock that vests ratably over four years.

For more information on our executive compensation program, see 2017 Compensation beginning on page 26.

Pay-for-Performance Compensation Program

At least 55% of each NEO’s total target compensation for 2017 was based on our achievement of key financial measures under our annual and LTI programs.

We executed on many of our key strategic initiatives during 2017 and met or exceeded several of our key financial and stock price targets. As a result, our NEOs achieved payouts and performance-based stock vesting under our executive compensation program as follows:

•	Earned a payout of 103.0% of target under the annual incentive program (“Annual Performance Bonus Program”) for 2017;
•	Vested 100% of the first tranche for the 2017 performance-based restricted stock award;
•	Did not vest in the second tranche of the 2016 award; and
•

Vested in the remaining 2% of the first tranche and 100% of the second and third tranches of the 2015 award, based on the achievement of the stock price measure target in the third and final year of the award.

For more information, see 2017 Compensation beginning on page 26.

2017 Say-on-Pay Results

Ninety-five percent of the votes cast on our 2017 say-on-pay proposal were in favor of our executive compensation program and policies. When making compensation decisions for our NEOs, the Committee considers the voting results of our annual say-on-pay proposal along with other factors, such as our pay-for-performance philosophy and a competitive market analysis of peer companies to determine compensation practices. The Committee considered the results of the 2017 advisory vote and did not make significant changes to the program based on the voting results.

2018 Proxy Statement | 21

Solid Governance and Compensation Practices

WHAT WE DO			WHAT WE DO NOT DO
✔	Majority of executive officer pay is performance-based	✘	No repricing or replacing of underwater options without shareholder approval
✔	Meaningful share ownership guidelines	✘	No income tax gross-ups in executive employment agreements
✔	Clawback policy for executive officers	✘	No excessive perquisites
✔	Independent compensation consultant, hired by Committee	✘	No dividends or dividend equivalents paid on unvested time-based or performance-based shares (dividends accrue and are paid only upon vesting)
✔	Include “double-trigger” change of control provisions	✘	No “single-trigger” change of control vesting of equity awards
✔	Limit post-employment and change of control benefits	✘	No hedging or pledging of the Company’s securities is permitted
✔	Hold annual say-on-pay vote
✔	Design incentive plans to maximize deductibility of awards under applicable tax laws and regulations

Key Compensation Governance Factors

We believe that the following governance and compensation practices reinforce our business strategy, culture, and values.

We have a clawback policy that covers our executive officers. The policy authorizes us to reduce or cancel, or require the recovery of, all or a portion of an executive officer’s annual bonus or LTI compensation award for intentional misconduct that leads to a material restatement of the financial statements of the Company. For additional information, see Employment Agreements on page 39.

No potential income tax gross-ups. A key feature of the executive officers’ amended and restated employment agreements is the exclusion of potential income tax gross-ups for change of control benefits. For additional information regarding the agreements, see Employment Agreements on page 39.

We design performance-based compensation to reflect our business strategy and enhance stockholder value. We use certain pre-determined financial and stock performance measures to determine compensation under our annual incentive and LTI programs. Each measure represents a key metric that reflects on the execution of our long-term business strategy to enhance stockholder value. For additional information about our business strategy, see Company Overview and Business Strategy on page 20.

We emphasize the long term. A significant portion of our NEOs’ total compensation is in the form of long-term equity awards, 60% of which is performance-based restricted stock that fully vests if we achieve specific financial, relative TSR, or stock price measures.

We align the financial interests of our executives with the interests of our stockholders through equity awards and share ownership guidelines. Each NEO must own at least the threshold level of our shares that is consistent with our share ownership guidelines. For additional information, see Share Ownership Guidelines on page 19.

We have a policy prohibiting hedging and pledging transactions involving our stock. Our NEOs and other insiders are prohibited from selling our stock short, pledging our stock as collateral, or entering into transactions in puts or calls that raise similar concerns regarding speculation in our stock. For additional information, see Hedging and Pledging Policy on page 19.

We provide only limited perquisites and other benefits. Our NEOs are generally eligible for few perquisites or benefits outside those available to our employees. We discontinued our executive financial planning benefit effective December 31, 2017, further limiting perquisites to our NEOs. For additional information, see the 2017 Summary Compensation Table on page 32.

22 | 2018 Proxy Statement

We rely on the advice of an independent compensation consultant. The Committee has engaged an independent compensation consultant that does not provide any services to management and that had no relationship with management prior to the engagement.

No dividends or dividend equivalents paid on unvested stock awards. We do not pay dividends or dividend equivalents on unvested stock awards. Dividends accrue on time-based and performance-based restricted stock awards and are paid only upon vesting of any restricted stock awards.

Determining Executive Compensation

Each year during its February meeting, the Committee certifies the following for the previous fiscal year: (1) the level of performance attained for our pre-determined performance metrics; (2) the amount payable under the Annual Performance Bonus Program, our annual incentive program; and (3) the vesting levels for our performance-based restricted stock awards. The Committee also evaluates and recommends to the Board the base salary for each of our NEOs as well as the performance metrics and target levels for the Annual Performance Bonus Program and performance-based restricted stock awards for the current year. The target levels typically are established based upon our initial internal financial targets and adjusted for a pre-established growth factor for performance-based restricted stock awards that extend over a three-year period.

When making compensation decisions and recommendations, the Committee considers the following key factors:

•	Competitive peer group and market information and guidance provided by Pearl Meyer;
•	Our financial and operational performance;
•	Progress on key strategic initiatives;
•	Individual performance reviews and compensation recommendations provided by the CEO regarding the other NEOs;
•	Committee and Board evaluations, both formal and informal, of the NEOs; and
•	A comparison of our actual results with the target measures for the annual performance bonus and LTI awards.

As required by the Committee’s charter, the CEO may not be present when either the Committee or the Board discuss or vote on CEO compensation.

The Committee undertakes considerable analysis when determining metrics to be used in both its Annual Performance Bonus Program and performance-based equity awards.

The Committee selects a combination of metrics that, if achieved in the long-term, will most likely result in positive shareholder return.  Goals are established to effectively incent management to achieve long-term results while maintaining the consistent operational excellence our customers have come to expect.

Our performance-based equity awards to our executives employ a multiple-year time horizon, with the shares in each award eligible for vesting upon achievement of the specified performance metrics. Up to 100% of the eligible shares may vest each year if the minimum metric threshold is achieved. If the executives earn less than 100% vesting based on the level of achievement against the performance targets for a particular year within the three-year incentive-performance period, the executives have the opportunity to earn the remaining vesting percentage if certain performance criteria are met in the second or third year.

The Committee believes that executive compensation based on the achievement of performance-based metrics that are tied to the short- and long-term strategy of our business incentivizes management to invest in the success of the business, while also linking executive compensation to increasing stockholder value.

Role of the Independent Compensation Consultant and Management

The Committee has sole authority and discretion to retain and terminate compensation consultants, independent legal counsel, and other advisers to help the Committee perform its responsibilities.  It has the sole authority to approve the fees, scope, and other terms of engagement with its compensation consultant and other advisers, with full funding provided by the Company. The Committee is responsible for determining the independence of its compensation consultant and other advisers. Management is available at the Committee’s request to assist the consultant by providing historical pay data and perspective on our competitive environment for recruiting managerial talent.

For 2017, the Committee continued to engage Pearl Meyer as its independent compensation consultant to advise it on executive compensation matters. The Committee instructed Pearl Meyer to take a broad view of the competitive compensation landscape to assist the Committee in structuring a compensation program for our NEOs. We believe this broader perspective has enabled us to attract and retain a highly talented executive team. Pearl Meyer reviewed compensation data publicly available from peer companies and from published survey sources, using position matches and data analyses to identify the most appropriate comparisons among executives of similar titles and responsibilities. For additional information regarding the companies in the peer group component and the pay of our NEOs compared to the peer group, see Role of Benchmarking in Determining Compensation and Peer Group on page 25.

2018 Proxy Statement | 23

Compensation Mix

The compensation program for each of our NEOs includes the following components, which together comprise “Total Direct Compensation”: (1) base salary, (2) an annual performance bonus, and (3) two types of LTI awards. The objective of each component and the form in which each is delivered if earned is outlined as follows:

Core Component	Purpose	Percentage of Total Direct Compensation	Form
Base salary	Provide base compensation that is competitive and reflects the scope of responsibility, level of authority, and overall duties of the position	14-24%	Cash
Annual incentive program	Provide an annual bonus opportunity that is tied to predetermined Company performance goals and achievement of individual performance objectives ("Annual Performance Bonus Program")	22-24%	Performance- based cash
Long-term	Provide performance-based equity awards tied to predetermined Company performance goals over a three-year period	31-38%	Performance- based equity
incentive program	Provide time-based equity awards that vest ratably over a four-year period	21-26%	Time-based equity

Total Direct Compensation. The Committee targets Total Direct Compensation (the sum of all three core compensation components) for our NEOs to be between the 65th and 75th percentiles of our peer group’s total direct compensation. The following table shows how our NEOs’ compensation levels compare (on a percentile basis) to our blended peer group and industry survey data for Total Direct Compensation.

NEO	Base Salary	Total Cash Compensation	Total Direct Compensation
Bret C. Griess	Near the 50th	Above the 75th	Between the 50th and 75th
Randy R. Wiese	Near the 50th	Above the 75th	Between the 50th and 75th
Kenneth M. Kennedy	Near the 50th	Above the 75th	Near the 75th
Brian A. Shepherd	Near the 50th	Above the 75th	Near the 75th

The charts below illustrate the percentage of compensation our CEO and other NEOs on average would generally receive, if paid at target level, for each core compensation component, based on 2017 target compensation:

24 | 2018 Proxy Statement

Role of Benchmarking in Determining Compensation and Peer Group

Role of Benchmarking in Determining Compensation

To assist the Committee in establishing 2017 compensation for the NEOs, Pearl Meyer provided a competitive assessment using peer group compensation information and industry survey data for the primary elements of our NEO compensation packages. Pearl Meyer developed benchmarking market data by blending the peer group and industry survey data equally. The peer group composition is described in the next section. The industry survey data was comprised of technology companies, represented in the Culpepper and Radford compensation surveys, with revenues ranging from $500 million to $1 billion.

The Committee recognizes that peer group comparisons and industry survey data may not be perfectly aligned because the executive titles and responsibilities at peer group companies may not be directly comparable to those of our NEOs with similar or equivalent titles.

Our compensation philosophy is intended to ensure leadership continuity as part of our succession planning and to leverage variable incentive pay tied to Company performance. The Committee generally considers Total Direct Compensation (including target bonus) for a NEO to be competitive if it is between the 65th and 75th percentile of the blended peer group and industry survey data.

To achieve the desired pay positioning, base salaries are generally targeted at the 50th percentile and target annual performance bonus (assuming targeted performance levels are achieved) and total LTI value are generally targeted between the 50th and 75th percentiles.

Peer Group Used for Benchmarking

The peer group used for compensation benchmarking is reviewed annually to ensure its composition and characteristics remain consistent with our objectives. The peer group used to determine 2017 compensation, as listed in the following table, includes companies in the software and data processing industries, which were selected for their comparable size, product, service offerings, customers, and markets. Their revenues ranged in size from $261 million to $2.1 billion at year-end 2016. Informatica Corporation and Solera Holdings Inc. were removed from our 2017 peer group as they were acquired in August 2015 and March 2016, respectively, and compensation information was not available for the 2017 compensation analysis.

2017 Company Peer Group

ACI Worldwide, Inc.	Fair Isaac Corporation
Blackbaud, Inc.	Interactive Intelligence Group, Inc. (2)
BroadSoft, Inc. (1)	ModusLink Global Solutions, Inc.
Cardtronics, Inc.	NeuStar, Inc. (3)
CoreLogic, Inc.	Sonus Networks, Inc.
DST Systems, Inc.	Sykes Enterprises, Incorporated
Echo Global Logistics, Inc.	Synchronoss Technologies, Inc.
Euronet Worldwide, Inc.	Verint Systems Inc.
Everi Holdings Inc.	WEX Inc.
Exlservice Holdings, Inc.

(1)	BroadSoft, Inc. was acquired in February 2018.
(2)	Interactive Intelligence Group, Inc. was acquired in December 2016.
(3)	NeuStar, Inc. was acquired in August 2017.

2018 Proxy Statement | 25

2017 Compensation

2017 Annual Base Salaries

For 2017, the Committee recommended to the Board, and the Board approved, the following base salaries for our NEOs:

NEO	2017 Base Salary	2016 Base Salary	% Increase in Base Salary from 2016
Bret C. Griess	$675,000	$650,000	3.8%
Randy R. Wiese	$424,371	$415,236	2.2%
Kenneth M. Kennedy	$381,100	$370,000	3.0%
Brian A. Shepherd	$412,000	$400,000	3.0%

The Board increased the salaries of each of our NEOs in 2017 to more closely align their salaries with the corresponding median levels of the blended peer group and industry survey data, commensurate with competitive market practice for the duties and responsibilities of their positions.

2017 Results for Incentive Compensation Programs

In 2017, we used total GAAP revenues and the non-GAAP measures of Adjusted Net Income, Adjusted EPS, and Non-GAAP Operating Margin Percentage to establish certain performance goals for our executive compensation programs and to measure the effectiveness of our NEOs under such programs. These measures were chosen by the Committee because they demonstrate the overall performance of our company and gauge the NEOs’ effectiveness in managing the performance of the business.

We reported solid financial results for 2017. Below are our financial results as reported under U.S. generally accepted accounting principles (“GAAP”), along with other corresponding non-GAAP measures used in our compensation programs in 2017:

•	Total GAAP revenues of $789.6 million;
•	GAAP operating income of $105.7 million and Non-GAAP Operating Income of $142.1 million;
•	GAAP Operating Margin Percentage of 13.4% and Non-GAAP Operating Margin Percentage of 18.0%;
•	GAAP net income of $61.4 million and Adjusted Net Income of $93.8 million; and
•	GAAP EPS of $1.87 and Adjusted EPS of $2.85.

Please see Use and Reconciliations of Non-GAAP Financial Measures in Appendix A on page 56 for additional information regarding the use and adjustments of non-GAAP financial measures used by the Company, as well as a full reconciliation of each non-GAAP financial measure to the most directly comparable GAAP measure.

2017 Annual Performance Bonuses

Annual performance bonuses are awarded under the terms of our Annual Performance Bonus Program.

The annual performance bonus for each NEO is determined based on the following formula:

Base Salary. The starting point for each NEO’s bonus calculation is the NEO’s base salary.

NEO Target Bonus Percentage. The Committee provides competitive bonus opportunities for the NEOs for the achievement of annual performance goals. After considering the competitive compensation information provided by Pearl Meyer, the Committee decided to maintain a 150% target bonus percentage for the CEO and 100% target bonus percentages for the other NEOs.

The 2017 and 2016 target bonus percentages of base salary for each NEO were as follows:

NEO	2017 Target Bonus %	2016 Target Bonus %
Bret C. Griess	150%	150%
Randy R. Wiese	100%	100%
Kenneth M. Kennedy	100%	100%
Brian A. Shepherd	100%	100%

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Company Performance Percentage. The Company performance percentage is based on our performance against two pre-established financial performance measures (Revenue and Non-GAAP Operating Margin Percentage). If we achieve the target levels of performance for both measures, the Company performance percentage achieved will be 100%. If we miss the minimum threshold performance for either measure, the Company performance percentage will be zero (0%). If we exceed target levels, the Company performance percentage can exceed 100%. The following table shows our financial results with respect to the 2017 targets for Revenue and Non-GAAP Operating Margin Percentage:

	2017 Results (1)	2017 Target (100% Payout)	2017 Minimum Threshold
Revenue (in millions)	$789.6	$775.5	$760.0
Non-GAAP Operating Margin Percentage (2)	18.0%	18.0%	18.0%

(1)

The 2017 results shown above are derived from the audited financial information included in the Company’s 2017 Form 10-K. These results and the determination of the bonus earned are certified by the Committee.

(2)

Non-GAAP Operating Margin Percentage is calculated by dividing Non-GAAP Operating Income by Revenue.  The definition of Non-GAAP Operating Income is determined at the beginning of the year when the financial target is established and is calculated by excluding from our operating income prepared in accordance with GAAP: (a) one or more unusual operating items that occur during the year that are not considered reflective of our recurring core business operating results; and (b) certain non-cash expense items, which may or may not exist in any given year. For 2017 the following items were excluded from operating income prepared in accordance with GAAP to determine Non-GAAP Operating Income: (i) stock-based compensation (ii) restructuring and reorganization charges; and (iii) amortization of acquired intangible assets.  See Use and Reconciliations of Non-GAAP Financial Measures in Appendix A on page 56.

Revenues were above the target and the Company achieved the target-performance for Non-GAAP Operating Margin Percentage. Therefore, the Company’s performance percentage achieved for 2017 was calculated at 103.0% and was certified by the Committee.

NEO Individual Performance Percentage. The final component of the Annual Performance Bonus Program is a determination by the Committee in its discretion of each NEO’s individual performance achievement expressed as a percentage, not to exceed 100%. This evaluation is based on the achievement of certain common and unique objectives described below. These non-financial objectives are important to our success and are designed to enhance stockholder value over the long term.

Common objectives. Common elements of NEO objectives include operational and functional responsibilities. Specifically, each NEO has multiple objectives associated with the stewardship of the NEO’s areas of responsibility. The particular objectives vary by NEO, but typically include achieving both near- and long-term business objectives and meeting budget expectations.

Unique objectives. The following are examples of categories of individual objectives unique to one or more of the NEOs based on area of responsibility within the Company:

•

Deliver on key development initiatives. As a technology company, we have a technology product road map requiring significant software development investments aimed at achieving specified feature and functional milestones, and overall, at modernizing our platforms and processes to enhance our market competitiveness.

•

Maintain and expand client relationships. A significant portion of our revenue is derived from a limited number of key clients, and a critical objective is to ensure that these relationships remain strong and, when applicable, that important contracts are renewed under terms satisfactory to both parties.

•

Contribute to growth initiatives. Implementation of our long-term strategic plan is a fundamental objective, including execution on our merger, acquisition, and partnership strategies, and when applicable, the successful integration of acquired assets.

•	Increase cost efficiency. Our NEOs are expected to identify and implement potential cost savings and process efficiencies in identified areas of the Company.
•

Staff development. Succession planning and development of key staff is an important Company-wide objective, including transitioning identified tasks and functions from outgoing personnel to new personnel, where applicable.

2018 Proxy Statement | 27

The Committee met in February 2018 to consider the 2017 performance of each NEO as compared to the individual’s performance goals. Mr. Griess summarized the 2017 performance of the other NEOs and presented information to the Committee for consideration. After evaluating each

NEO’s performance, the Committee assigned each NEO an individual performance percentage of 100% for 2017.

Final 2017 Bonus Calculation. The following table shows the calculation of the annual performance bonus earned by each NEO for 2017:

NEO	Base Salary	x	NEO Target Bonus Percentage	x	Company Performance Percentage Achieved	x	NEO Performance Percentage Achieved	=	2017 Total Bonus Earned
Bret C. Griess	$675,000		150%		103.0%		100%		$1,042,875
Randy R. Wiese	$424,371		100%		103.0%		100%		$437,102
Kenneth M. Kennedy	$381,100		100%		103.0%		100%		$392,533
Brian A. Shepherd	$412,000		100%		103.0%		100%		$424,360

2017 Discretionary Bonus Awards

In 2017, we achieved record revenue results, surpassing our targets, and delivering industry-leading growth of four percent. These results also reflect significant progress on the execution of our multi-year business transformation and strategic plan, and included contract extensions and expansions with two of our three largest clients, Charter Communications, Inc. (“Charter”) and DISH Network Corporation (“DISH”). These contracts made up about one-third of our 2017 total revenues and represent significant expected future revenues for us over their respective contracts, both of which now run through the end of 2021. The discretionary bonuses set forth in the 2017 Summary Compensation Table on page 32 were approved by the Board in 2018, to reward the identified executives for their unique and significant contributions toward these notable 2017 achievements.

2017 Long-Term Incentive Awards

The Committee historically has made, and in 2017 made, restricted stock awards to our NEOs in two forms: (1) performance-based awards that vest over a three-year period if specified performance-based criteria are met; and (2) time-based awards that vest in equal increments over a four-year period.

Our performance-based awards are designed to highlight key financial and stock performance measures over a three-year period. The program is designed to align both near-term progress and a long-term focus by establishing an opportunity during each year of the three-year cycle to vest in a ratable portion of the award based on actual performance.

In determining the number of shares of restricted stock to be granted and the balance between performance-based and time-based shares, the Committee considered market data and advice from Pearl Meyer. See the 2017 Grants of Plan-Based Awards table on page 33 for additional information on 2017 grants.

The following table summarizes key terms of the NEOs’ LTI awards, as well as the Company's performance compared to the financial targets for those tranches eligible to vest for 2017 related to awards granted in 2017, 2016, and 2015.

28 | 2018 Proxy Statement

Overview of Long-Term Incentive Awards
(in millions, except percentages and per share amounts)
Performance-Based Awards
Plan Year	2017 - First Tranche		2016 - Second Tranche		2015 - Third Tranche
Award Form	Restricted Stock		Restricted Stock		Restricted Stock
Percentage of Total Award Granted	60%		60%		60%
Vesting (1) (2)	3-Year Period / Ratable		3-Year Period / Ratable		3-Year Period / Ratable

Financial Performance Measures	Revenue	Adjusted EPS (4)	Revenue	Adjusted EPS (4)	Revenue	Adjusted Net Income (3)
2017 Actual (5)	$789.6	$2.85	$789.6	$2.85	$789.6	$93.8
Target	$784.0	$2.65	$784.0	$2.98	$873.3	$96.2
Minimum Threshold	$766.2	$2.58	$774.9	$2.91	$847.4	$93.0

Time-Based Awards
Plan Year	2017		2016		2015
Award Form	Restricted Stock		Restricted Stock		Restricted Stock
Percentage of Total Award Granted	40%		40%		40%
Vesting	4-Year Period / Ratable		4-Year Period / Ratable		4-Year Period / Ratable

(1)

Vesting of performance-based awards is contingent upon the achievement of both of the pre-determined minimum thresholds for each performance measure. If both minimum thresholds are achieved for the current year, vesting can range from 50% to 100% of the vesting potential for each of the three years based on the level of performance achieved for each of the measures.  Future minimum thresholds reflect a meaningful growth rate over the previous year’s performance measures.

(2)

If the NEOs earn less than 100% vesting based on the level of achievement against the financial performance targets for a particular year within the three-year performance period, the NEOs have the opportunity to earn the remaining vesting percentage if certain performance criteria are met, as follows:

(a)

If the vesting percentage earned is less than 100% for the first and/or second years, but is higher in a subsequent year within the three-year performance period, the NEOs may earn additional vesting to match the higher vesting percentage of the subsequent periods.

(b)

For the 2015 award, if the NEOs do not earn 100% vesting based on achievement of the financial performance thresholds for a particular year, but the Company’s stock price exceeds a target stock price of $40.09 per share for the first 30 trading days after the Company announces financial results in the third and final year of the award, then any unvested shares from prior years will vest in addition to the shares scheduled to vest in the current year.   The target stock price reflects a meaningful three-year 10% Compound Annual Growth Rate (CAGR) over the Company’s common stock price from the date when the performance shares were originally granted.

(c)

For the 2017 and 2016 awards, if the NEOs do not earn 100% vesting based on achievement of the financial performance thresholds for a particular year, but in the third and final year of the awards, the Company’s total shareholder return ("TSR") ranks equal to or above a pre-determined minimum threshold of the Russell 2000 Index TSR for the term of the award, then any unvested shares from prior years, in addition to the shares scheduled to vest in the current year, will vest at pre-determined levels based on the Company’s TSR performance.  Vesting cannot exceed 100%, and no vesting occurs below the minimum threshold of the Russell 2000 Index TSR.

(3)

For this purpose, we calculate Adjusted Net Income beginning with pre-tax income in accordance with GAAP, adding back the following items, as applicable: (a) depreciation expense; (b) amortization of intangible assets; (c) amortization of original issue discount on debt; (d) acquisition-related costs (e.g., in-process R&D costs, deal-related costs, change in fair value of contingent considerations (such as an earn-out), etc.); (e) impairment or write-off of intangible assets; (f) restructuring and reorganization charges; (g) the difference between the book gain and the cash/economic gain on retirement of debt; and (h) extraordinary gain or loss on the issuance or retirement of debt obligations. Then we apply an estimated effective income tax rate.  See Use and Reconciliations of Non-GAAP Financial Measures in Appendix A on page 56.

(4)				Calculated by dividing the Adjusted Net Income as described above in Footnote (3) by the weighted average of diluted shares outstanding for the period to arrive at our Adjusted EPS measure.
(5)

The 2017 actual amounts are derived from the audited financial information of the Company as provided in our 2017 Form 10-K.  These results and the determination of the earned vesting level are certified by the Committee.

2018 Proxy Statement | 29

2017 Long-Term Incentive Program Performance Results. Based upon our 2017 financial results as certified by the Committee:

•

2017 Award. The Company achieved the minimum financial performance thresholds required for vesting of the first tranche of this award. Revenues were above the target, and the Company exceeded the Adjusted EPS target due to strong 2017 operating results. Therefore, 100% of the first tranche vested.

•

2016 Award. The Company did not achieve the minimum financial performance thresholds required for vesting of the second tranche of this award, as noted in the Overview of Long-Term Incentive Awards table on page 29.

•	2015 Award. Although neither of the required minimum financial performance thresholds were met, the Company achieved the target stock price established for the 2015 awards. The target stock price measure was $40.09 (a three-year, 10% compound annual growth rate target from the date of the grant), and the achieved stock price was $46.67 (a three-year, compound annual growth rate of 15.7% from the date of the grant). Therefore, the remaining 2% of the first tranche and 100% of the second and third tranches of this performance-based award vested.

Other. NEOs are eligible for substantially the same benefits as our other employees, and also may participate in our nonqualified deferred compensation plans. The executive financial planning benefit was discontinued at the end of 2017, further aligning the benefits for executives with those for other employees. For more information, see Other Benefits and Employment Agreements on this page below.

Other Considerations

Other Benefits and Employment Agreements

The Committee does not believe that perquisites and other benefits should play a major role in the overall compensation program of our NEOs. We offer our NEOs the opportunity to defer a portion of their annual base salary and annual performance bonus through a 401(k) plan that is generally available Company-wide, and through a more restricted (i.e., participation is limited to vice presidents and above) non-qualified deferred compensation program. Both of these plans include Company matching contributions. The Committee views these deferral programs as individual retirement planning options and not as long-term compensation. The amount of our contributions for each NEO is reported in a footnote to the 2017 Summary Compensation Table on page 32.

Our NEOs also have employment agreements with the Company. See Employment Agreements beginning on page 39 for additional information.

Tax Deductibility of Executive Compensation

For 2017, Section 162(m) of the Code limits to $1 million the amount of compensation we can deduct in any one year for compensation paid to our CEO and each of the three most highly-compensated NEOs as of the end of the year (other than our CFO). However, the $1 million limit generally did not apply to compensation that is performance-based and provided under a stockholder-approved plan. The Tax Cut and Jobs Act enacted in December 2017 generally eliminated the performance-based exception from Section 162(m) for tax years beginning after 2017, unless the compensation qualifies for transition relief applicable to contracts in place on November 2, 2017. The $1 million deduction limit was also expanded to apply to the CFO and to individuals who were covered employees in years other than the then-current tax year. The Committee intends to continue to assess the impact of Section 162(m) on the Company’s compensation programs, including the potential availability of transition relief for awards granted before 2018. While the Committee considers the deductibility of compensation as one factor in determining executive compensation, the Committee also looks at other factors in making its decisions and retains the flexibility to grant discretionary awards and make payments that it determines to be consistent with our goals for our executive compensation program even if the amounts are not deductible by the Company for tax purposes.

30 | 2018 Proxy Statement

REPORT OF THE COMPENSATION COMMITTEE

We have reviewed and discussed with management of the Company the Compensation Discussion and Analysis which appears in this Proxy Statement as is required by Item 402(b) of SEC Regulation S-K.

Based upon such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee of the Board of Directors:

Ronald H. Cooper, Chair

Frank V. Sica

Donald V. Smith

James A. Unruh

2018 Proxy Statement | 31

EXECUTIVE COMPENSATION TABLES

2017 Summary Compensation Table

The following table sets forth certain information with respect to the compensation earned by our NEOs during the years ended December 31, 2017, 2016, and 2015, as applicable. All dollar values have been rounded to the nearest dollar.

Name and Principal Position (1)	Year	Salary	Bonus (2)	Stock Awards (3)	Non-Equity Incentive Plan Compensation (4)	All Other Compensation (7)	Total
Bret C. Griess	2017	$675,000	$104,288	$3,000,018	$1,042,875	$234,622	$5,056,803
President and CEO	2016	$650,000	$-	$1,749,996	$1,248,585	$210,691	$3,859,272
	2015	$438,597	$-	$2,350,021	$803,290	$191,048	$3,782,956
Randy R. Wiese	2017	$424,371	$-	$924,984	$437,102	$131,195	$1,917,652
Executive Vice President and CFO	2016	$415,236	$-	$1,100,020	$531,751	$166,839	$2,213,846
	2015	$403,142	$-	$1,780,453	$492,236	$163,711	$2,839,542
Kenneth M. Kennedy (5)	2017	$381,100	$-	$924,984	$392,533	$63,639	$1,762,256
Executive Vice President and	2016	$367,068	$-	$533,418	$470,067	$64,229	$1,434,782
President, Technology and Product
Brian A. Shepherd (6)	2017	$412,000	$42,436	$949,983	$424,360	$60,872	$1,889,651
Executive Vice President and	2016	$353,846	$-	$1,000,008	$512,240	$172,259	$2,038,353
Group President

(1)

As of December 31, 2017, each of the NEOs had a written employment agreement with the Company. The material terms of each employment agreement are summarized in the Employment Agreements section on page 39.

(2)		Discretionary bonuses awarded for extraordinary revenue performance and strategic progress; for additional information, see 2017 Discretionary Bonus Awards on page 28.
(3)

The "Stock Awards" column reflects the aggregate grant date fair value of stock awards granted during the year computed in accordance with FASB ASC Topic 718 (ASC 718). The assumptions used in determining the amounts are set forth in Note 11 of our 2017 Form 10-K. The aggregate grant date fair value is calculated using the closing price of our common stock on the date of grant and excludes the impact of estimated forfeitures. The grant date fair value of performance-based stock awards included in this amount is the maximum amount that can be earned under the award. See 2017 Grants of Plan-Based Awards on page 33 for details.

(4)

Represents the annual performance bonus amounts earned by our NEOs in the respective years. Such amounts are paid during the first quarter following the year in which the bonus was earned. Details of the amounts in the “Non-Equity Incentive Plan Compensation” column are reflected in the Final 2017 Bonus Calculation table on page 28.

(5)		Mr. Kennedy became an executive officer of the Company effective March 1, 2016, when he was promoted to Executive Vice President of Product Development.
(6)

Mr. Shepherd joined the Company in February 2016 as the Executive Vice President and President of Global Broadband, Cable and Satellite Business and was formally approved as an executive officer of the Company effective March 1, 2016.

(7)		For 2017, details of the “All Other Compensation” column are as follows:
All Other Compensation Items				Bret C. Griess	Randy R. Wiese	Kenneth M. Kennedy	Brian A. Shepherd
Company 401(k) retirement plan contributions				$17,550	$17,550	$11,038	$10,800
Accrued dividends (a)				199,624	105,137	45,761	43,754
Company non-qualified deferred compensation contributions				6,250	6,250	6,250	6,180
Financial planning benefits				1,780	2,000	500	-
Other perquisites (b)				9,418	258	90	138
Totals				$234,622	$131,195	$63,639	$60,872

(a)

Represents the amount of accrued dividends on shares of unvested restricted stock where dividends were not factored into the grant date fair value.  Our restricted stock award agreements provide for the accrual of dividends for unvested shares of restricted stock. The accrued dividends are subject to the same vesting schedule as the underlying shares and are forfeited if the underlying shares are forfeited.

(b)	Other perquisites include: imputed income for group term life insurance and required imputed income for travel cost associated with the employee recognition Award of Excellence trip.

32 | 2018 Proxy Statement

2017 Grants of Plan-Based Awards

The following table contains information about grants of non-equity and equity incentive plan-based awards by the Company during 2017 to our NEOs. These amounts are not realized income. All dollar values have been rounded to the nearest dollar.

		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)		Estimated Possible Payouts Under Equity Incentive Plan Awards (2)		All Other Stock Awards	Grant Date
NEO	Grant Date	Target	Maximum	Target (shares)	Maximum (shares)	Number of Shares of Stock (3)	Fair Value of Stock Awards
Bret C. Griess		$1,012,500	$1,771,875
	February 23, 2017			45,147	45,147		$1,800,011
	February 23, 2017					30,098	$1,200,007

Randy R. Wiese		$424,371	$742,649
	February 23, 2017			13,920	13,920		$554,990
	February 23, 2017					9,280	$369,994

Kenneth M. Kennedy		$381,100	$666,925
	February 23, 2017			13,920	13,920		$554,990
	February 23, 2017					9,280	$369,994

Brian A. Shepherd		$412,000	$721,000
	February 23, 2017			14,296	14,296		$569,982
	February 23, 2017					9,531	$380,001

(1)

The amounts represent the potential payouts under our 2017 Annual Performance Bonus Program. The actual amounts earned for 2017 are reported in the 2017 Summary Compensation Table on page 32 in the column titled “Non-Equity Incentive Plan Compensation.” The award amounts above assume the company performance percentage achieved is 100% and that the NEOs achieve 100% of their personal performance objectives.  See Final 2017 Bonus Calculation on page 28 for additional information.

(2)

Represents the performance-based restricted stock awards granted in 2017.  See 2017 Long-Term Incentive Awards on page 28 for additional information regarding our performance-based restricted stock awards.  The grant date fair value of performance-based stock awards included in this amount is the maximum amount that can be earned under the award.

(3)

Represents the time-based restricted stock awards granted in 2017.  See 2017 Long-Term Incentive Awards on page 28 for additional information regarding our time-based restricted stock awards.  These restricted stock awards vest in four equal annual installments commencing on the first anniversary of the grant date.

2018 Proxy Statement | 33

Outstanding Equity Awards at December 31, 2017

The following table contains information about all unvested restricted stock awards held at December 31, 2017, by our NEOs. All dollar values have been rounded to the nearest dollar.

	Stock Awards
NEO	Number of Shares of Time-Based Stock That Have Not Vested (2)	Market Value of Shares of Time-Based Stock That Have Not Vested (1)	Equity Incentive Plan Awards: Number of Unearned Performance Shares That Have Not Vested (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Performance Shares That Have Not Vested (1)
Bret C. Griess	71,136	$3,117,180	79,827	$3,498,019
Randy R. Wiese	28,763	$1,260,395	39,092	$1,713,011
Kenneth M. Kennedy	19,120	$837,838	18,972	$831,353
Brian A. Shepherd	18,333	$803,352	22,819	$999,929

(1)

The market value was computed by multiplying the number of shares of restricted stock that have not vested as of December 31, 2017, by the closing price of the Company's common stock on December 29, 2017, the last trading day of the year, of $43.82 per share.

34 | 2018 Proxy Statement

(2)

Detailed information relating to the time-based restricted stock awards not vested as of December 31, 2017 (all unvested restricted stock awards were granted under the Company's 2005 Stock Incentive Plan) is as follows:

	NEO	Grant Date	Shares That Have Not Vested	Vesting Dates	Shares Vesting
	Bret C. Griess	February 19, 2014	4,512	February 19, 2018	4,512
		February 19, 2015	8,964	February 19, 2018	4,482
				February 19, 2019	4,482
		November 19, 2015	14,169	November 19, 2018	7,084
				November 19, 2019	7,085
		February 25, 2016	13,393	February 25, 2018	4,464
				February 25, 2019	4,464
				February 25, 2020	4,465
		February 23, 2017	30,098	February 23, 2018	7,524
				February 23, 2019	7,525
				February 23, 2020	7,524
				February 23, 2021	7,525
	Total		71,136
	Randy R. Wiese	February 19, 2014	3,760	February 19, 2018	3,760
		February 19, 2015	7,304	February 19, 2018	3,652
				February 19, 2019	3,652
		February 25, 2016	8,419	February 25, 2018	2,806
				February 25, 2019	2,806
				February 25, 2020	2,807
		February 23, 2017	9,280	February 23, 2018	2,320
				February 23, 2019	2,320
				February 23, 2020	2,320
				February 23, 2021	2,320
	Total		28,763
	Kenneth M. Kennedy	February 19, 2014	1,925	February 19, 2018	1,925
		April 21, 2014	750	April 21, 2018	750
		February 18, 2015	3,082	February 18, 2018	1,541
				February 19, 2019	1,541
		February 25, 2016	4,083	February 25, 2018	1,361
				February 25, 2019	1,361
				February 25, 2020	1,361
		February 23, 2017	9,280	February 23, 2018	2,320
				February 23, 2019	2,320
				February 23, 2020	2,320
				February 23, 2021	2,320
	Total		19,120
	Brian A. Shepherd	February 25, 2016	6,888	February 25, 2018	2,296
				February 25, 2019	2,296
				February 25, 2020	2,296
		February 25, 2016	1,914	February 25, 2018	638
				February 25, 2019	638
				February 25, 2020	638
		February 23, 2017	9,531	February 23, 2018	2,382
				February 23, 2019	2,383
				February 23, 2020	2,383
				February 23, 2021	2,383
	Total		18,333

2018 Proxy Statement | 35

(3)

Performance-based restricted stock awards vest only when and if certain pre-set performance goals for a particular year are met and the Compensation Committee certifies such goals have been met. Detailed information relating to the performance-based restricted stock awards not vested as of December 31, 2017, is as follows:

	NEO	Grant Date	Shares That Have Not Vested	Vesting Dates	Shares Vesting
	Bret C. Griess	February 19, 2015	18,108	March 2018	18,108
		March 23, 2016	16,572	March 2018	8,286
				March 2019	8,286
		February 23, 2017	45,147	February 2018	15,049
				February 2019	15,049
				February 2020	15,049
	Total		79,827
	Randy R. Wiese	February 19, 2015	14,755	March 2018	14,755
		March 23, 2016	10,417	March 2018	5,208
				March 2019	5,209
		February 23, 2017	13,920	February 2018	4,640
				February 2019	4,640
				February 2020	4,640
	Total		39,092
	Kenneth M. Kennedy	March 23, 2016	5,052	March 2018	2,526
				March 2019	2,526
		February 23, 2017	13,920	February 2018	4,640
				February 2019	4,640
				February 2020	4,640
	Total		18,972
	Brian A. Shepherd	March 23, 2016	8,523	March 2018	4,261
				March 2019	4,262
		February 23, 2017	14,296	February 2018	4,765
				February 2019	4,765
				February 2020	4,766
	Total		22,819

36 | 2018 Proxy Statement

2017 Stock Vested

The following table contains information concerning shares of restricted stock that vested for our NEOs during 2017. All dollar values have been rounded to the nearest dollar.

	Stock Awards
NEO	Number of Shares Acquired on Vesting (1)	Value Realized on Vesting (2)
Bret C. Griess	61,536	$2,444,163
Randy R. Wiese	52,421	$2,097,917
Kenneth M. Kennedy	14,691	$603,538
Brian A. Shepherd	7,194	$287,800
	-
(1)	This column includes both time-based and performance-based shares of restricted stock that vested in 2017.
(2)

This column reflects the total dollar value realized by the NEO upon the vesting of restricted stock in 2017. This amount was determined based on the closing market price of the Company’s common stock on the respective vesting dates.

2018 Proxy Statement | 37

2017 Non-Qualified Deferred Compensation

The following table contains information about contributions, earnings, withdrawals, and account balances for our NEOs under the Company’s non-qualified Wealth Accumulation Plan. All amounts have been rounded to the nearest dollar.

The Wealth Accumulation Plan is an elective, unfunded deferred compensation plan intended to build net worth through the deferral of cash compensation on a before-tax basis. Participation in the Wealth Accumulation Plan is limited to vice presidents and above, including the NEOs. Each participant must elect, by December 15 of the preceding year, to defer: (1) up to 25% of the participant’s base salary; (2) up to 100% of the participant’s cash bonus; (3) up to 100% of the participant’s commissions; and/or (4) up to 100% of the participant’s sales incentive payments.  The NEOs may elect to defer up to $700,000 in the aggregate for any one year. We make a matching contribution equal to 25% of the deferral, up to a maximum of $6,250 per participant for any one plan year.  The aggregate amount each NEO elected to defer and the amount that the Company contributed to the Wealth Accumulation Plan is shown in the Non-Qualified Deferred Compensation Table below.

Payment elections for the deferral year also must be made by December 20 of the preceding year. Participants can elect to receive payment either as an in-service distribution or upon termination of employment. Payment can be made as a lump sum or in monthly installments for up to 180 months, depending on whether the participant elected to receive payment as an in-service distribution or upon termination of employment, and the payment options offered at the time of the participant’s deferral election. Generally, Wealth Accumulation Plan deferral account benefit payments will not begin earlier than the elected commencement date.  In the event of a participant’s death, the participant’s deferred compensation benefit will be paid to the participant’s beneficiaries and/or estate in a lump sum.  Participants may request an early withdrawal in the event of an unforeseen emergency, which request is subject to approval. For all participants, distributions triggered by termination of employment are automatically delayed six months.  The Company has the right to terminate the Wealth Accumulation Plan and distribute all vested amounts credited to participant accounts upon a change of control.

Participants direct all investments under this plan. The investment options include mutual funds and similar investments. Changes to the investment selection can be made at any time. Participants are always vested in their own salary deferrals and vest 100% in Company matching contributions after three years of service. All of the NEOs who participated in the plan are fully vested in their Wealth Accumulation Plan account balances.

NEO	Aggregate Balance at December 31, 2016	Executive Contributions in 2017 (1)	Company Matching Contributions in 2017 (2)	Aggregate Earnings in 2017	Aggregate Withdrawals/ Distributions in 2017	Aggregate Balance at December 31, 2017 (3)
Bret C. Griess	$1,440,071	$134,651	$6,250	$296,002	$(45,930)	$1,831,044
Randy R. Wiese	$553,039	$53,175	$6,250	$3,136	$-	$615,600
Kenneth M. Kennedy	$779,760	$26,677	$6,250	$136,954	$-	$949,641
Brian A. Shepherd (4)	$-	$24,720	$6,180	$1,950	$-	$32,850

(1)	These amounts are also included in the "Salary" or "Non-Equity Incentive Plan Compensation" columns in the 2017 Summary Compensation Table on page 32.
(2)	These amounts were reported as "All Other Compensation" in the 2017 Summary Compensation Table on page 32 and as "Company non-qualified deferred compensation contributions" in Footnote (7) on page 32.
(3)

The aggregate balance includes the following executive and Company contribution amounts reported in the summary compensation tables in prior year proxy statements beginning with the 2007 proxy statement:  Mr. Griess $422,260, Mr. Wiese $459,810, and Mr. Kennedy $42,957.

(4)	Mr. Shepherd did not participate in the plan in 2016.

38 | 2018 Proxy Statement

Employment Agreements

Employment Agreements with Mr. Griess, Mr. Wiese, Mr. Kennedy, and Mr. Shepherd

General Terms

We entered into employment agreements with each of Mr. Griess, Mr. Wiese, Mr. Kennedy, and Mr. Shepherd, which are all substantially similar, except as noted below.

Each agreement continues in effect until the executive’s termination of employment. Each agreement provides for a base salary at an annual rate not less than the rate for the preceding calendar year. In addition, the employment agreements set the executive’s annual incentive bonus opportunity at not less than: 150% of base salary for Mr. Griess, and 100% of base salary for Mr. Wiese, Mr. Kennedy, and Mr. Shepherd. The employment agreements include reimbursement of business expenses, vacations and holidays, and other customary benefits. In addition, the employment agreements contain customary confidentiality provisions, non-solicitation, and non-competition provisions for one year following the termination of employment.

Termination and Change of Control Provisions

Each employment agreement also contains certain benefits upon the executive’s termination of employment or Change of Control (as defined below) of the Company, as outlined below.

If the executive’s employment is terminated due to death or disability, he (or his estate) would receive his: (1) accrued and unpaid base salary; and (2) earned and unused vacation pay through the employment termination date in a lump sum payment (the “accrued benefits”); any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date; a pro rata portion of his annual incentive bonus for the year in which his employment terminates, payable at the same time as payments to continuing executives; and, in the event of disability, continued participation at the Company’s expense in group medical, dental, life, and long-term disability benefits (“group insurance benefits”) until age 65, unless restricted or prohibited.

If the executive’s employment is terminated for Cause (as defined below), he would receive only his accrued benefits and any other amounts or benefits earned, accrued, or owed to him but not paid through the employment termination date.

If the executive voluntarily resigns, he would receive only his accrued benefits through the employment termination date and any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date. If his voluntary resignation is effective on December 31 of a particular year, he would receive his annual incentive bonus for that year to be paid in accordance with the regular payment schedule.

If prior to the occurrence of a Change of Control, the Company terminates the executive’s employment for any reason other than Cause, or his death or disability, or he terminates his employment on account of Constructive Termination (as defined below), then he would receive: (1) his accrued benefits; (2) any other amounts or benefits earned, accrued, or owed to him but not paid through the employment termination date; and (3) if he executes a release of all claims and the revocation period expires within 45 days, and he continues to comply with his fiduciary obligations, the restrictive covenants, and any other material ongoing obligations: (a) an amount equal to 100% of his average W-2 wages for the three prior calendar years payable in accordance with the Company’s normal payroll practices; and (b) continued participation at the Company’s expense in the group insurance benefits up to one year, unless restricted or prohibited. As a new employee in February 2016, for 2017 Mr. Shepherd would receive an amount equal to his base salary at the time of termination and any annual incentive bonus which he would have been entitled to receive for the calendar year during which the termination date occurs plus the same group insurance benefits as the other NEOs. After 2017 Mr. Shepherd will be treated in accordance with the other NEOs, except that the average of his base salary will be calculated using the number of years that he has been employed, excluding 2016 when he was not employed for the full year.

If within 18 months after the occurrence of a Change of Control, the Company (or any permitted assignee) terminates the executive’s employment for any reason other than Cause, or his death or disability, or he terminates his employment on account of a Constructive Termination, then he would receive: (1) his accrued benefits; (2) any other amounts or benefits earned, accrued, or owed to him but not paid through the employment termination date; (3) automatic vesting (subject to limitations) of all unvested restricted stock awards that are in effect on the termination date and which provide for automatic vesting upon his involuntary termination without Cause after a Change of Control; and (4) if he executes a release of all claims and the revocation period expires within 45 days, and he continues to comply with his fiduciary obligations, the restrictive covenants, and any other material ongoing obligations: (a) an amount equal to three (3) times the sum of his base salary for the

2018 Proxy Statement | 39

calendar year in which the termination occurs plus the performance-based cash bonus which he would receive for the calendar year in which the termination occurs if the Company attained 100% of its performance goals for such calendar year, reduced as necessary so that the actual amount, if any, payable plus the applicable amounts of any other relevant payments or benefits is $1.00 less than the amount which would result in the imposition of a tax under Section 4999 of the Code, on "excess parachute payments" (as defined in Section 280G of the Code); and (b) continued participation at the Company’s expense in the group insurance benefits up to two years, unless restricted or prohibited.

Clawback

A “clawback” provision has been included in each of the employment agreements. In certain cases, the Company is authorized to reduce or cancel, or require the recovery of all or a portion of the executive’s annual bonus or LTI compensation award if the Board determines that the executive has engaged in intentional misconduct that has led to a material misstatement of our financial statements.

Definitions

Cause. Under the employment agreements, the Board may terminate the executive’s employment for Cause. Cause generally includes: (1) the executive’s confession or conviction of theft, fraud, embezzlement, or other crime involving dishonesty; (2) the executive’s certification of materially inaccurate financial or other information pertaining to the Company or any of its subsidiaries with actual knowledge of such inaccuracies; (3) the executive’s refusal or willful failure to cooperate with an investigation by a governmental agency pertaining to the financial or other business affairs of the Company or any of its subsidiaries unless such refusal or willful failure is based upon a written direction of the Board or the written advice of counsel; (4) the executive’s excessive absenteeism (other than by reason of physical injury, disease, or mental illness) without a reasonable justification and failure on the part of the executive to cure such absenteeism within 20 days after he receives a written notice from the Board setting forth the particulars of such absenteeism; (5) material violation by the executive of his nondisclosure obligations under the employment agreement; (6) habitual and material negligence by the executive in the performance of his duties and responsibilities under the employment agreement and failure on the part of the executive to cure such negligence within 20 days after he receives a written notice from the Board setting forth in reasonable detail the particulars of such negligence; (7) material non-compliance by the executive with his performance obligations under the employment agreement and failure to correct such non-compliance within 20 days after his receipt of a written notice from the Board setting forth in reasonable detail the particulars of such non-compliance; (8) material failure by the executive to comply with a lawful directive of the Board and failure to cure such non-compliance within 20 days after his receipt of a written notice from the Board setting forth in reasonable detail the particulars of such non-compliance; (9) a material breach by the executive of any of his fiduciary duties to the Company or its subsidiaries and, if such breach is curable, the executive’s failure to cure such breach within 10 days after he receives a written notice from the Board setting forth in reasonable detail the particulars of such breach; or (10) willful misconduct or fraud on the part of the executive in the performance of the executive’s duties under the employment agreement as determined in good faith by the Board.

In no event will the results of operations of the Company or any business judgment made in good faith by the executive constitute an independent basis for termination for Cause of the executive’s employment under the employment agreement. Any termination of the executive’s employment for Cause must be authorized by a majority vote of the Board taken within six months after a majority of the members of the Board (other than the executive) have actual knowledge of the occurrence of the event or conduct constituting the Cause for such termination.

Change of Control. For purposes of the employment agreements and the unvested restricted stock awards, a “Change of Control” of the Company generally includes: (1) the merger or consolidation of the Company into another corporation; (2) the acquisition of 30% or more of the outstanding voting capital stock of the Company by any person, entity, or group of persons; (3) a “going private” transaction involving the Company; (4) the sale or other disposition of all or substantially all of the Company’s property and assets; (5) the disposition to a third party of a major portion or portions of the Company’s business (measured either by the consideration received as a percentage of the market value of the common stock or by the revenues of the Company represented by the business being sold); or (6) a change in a majority of the members of the Board without approval of 75% of the incumbent directors. The foregoing is merely a summary of the more detailed definition of “Change of Control” that appears in the applicable employment agreements.

40 | 2018 Proxy Statement

Constructive Termination. For purposes of the employment agreements, a “Constructive Termination” generally means any action by the Board or CEO or a permitted assignee, without the executive’s prior consent, that materially and adversely alters the authority, duties, or responsibilities of the executive. The executive must provide written notice to the Board or the permitted assignee of the existence of the condition giving rise to the Constructive Termination within 90 days following the date the executive first becomes aware of the existence of the condition and the Board or permitted assignee fails to materially cure the condition within 30 days following the notice.

Potential Payments Upon Termination of Employment

The following describes the additional amount of compensation that would be paid to each of our NEOs in the event of a termination of the executive’s employment under various scenarios. The amounts shown assume that such termination was effective as of December 31, 2017, and include estimates of the amounts that would be paid to each executive upon such termination. The closing price of our common stock as of December 29, 2017 (the last trading day of our 2017 fiscal year), $43.82 per share, is used in determining the potential value of accelerated vesting of restricted stock awards. The actual amounts to be paid can only be determined at the time of such executive’s separation from us.

Termination for Death, Disability, or Voluntary Resignation

Assuming termination of employment on December 31, 2017, on account of the death of Mr. Griess, Mr. Wiese, Mr. Kennedy, or Mr. Shepherd, or by reason of the executive’s disability, or his voluntary resignation, the executive would receive his accrued benefits, any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date, and his incentive bonus for 2017. In addition, if the executive’s employment is terminated by reason of his disability, the executive would receive continued coverage under the group insurance benefits until the first to occur of the cessation of such disability or the attainment of age 65. The monthly premiums at December 31, 2017, for the group insurance benefits were approximately $1,662 for Mr. Griess (age 49), $1,844 for Mr. Wiese (age 58), $1,839 for Mr. Kennedy (age 48), and $1,662 for Mr. Shepherd (age 50).

Termination for Cause

Assuming termination of employment on December 31, 2017, by the Company for Cause for Mr. Griess, Mr. Wiese, Mr. Kennedy, or Mr. Shepherd, the executive would receive his accrued benefits through the termination date and any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date.

Termination Without Cause Prior to a Change of Control

Assuming termination of employment on December 31, 2017, by the Company without Cause (or a Constructive Termination by the executive) prior to a Change of Control for Mr. Griess, Mr. Wiese, Mr. Kennedy, or Mr. Shepherd, the executive would receive his accrued benefits through the termination date, and any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date. Subject to an irrevocable release, he would also receive an amount equal to 100% of his average W-2 wages for the three prior calendar years (or approximately one times annual total direct compensation) and continued coverage under the group insurance benefits as shown in the following table.

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Termination Without Cause Prior to a Change of Control

Termination Without Cause Prior to a Change of Control - Payment or Benefit	Bret C. Griess	Randy R. Wiese	Kenneth M. Kennedy	Brian A. Shepherd
Cash Amount (1)	$2,607,278	$2,189,556	$866,162	$824,000
Group medical, dental, life, and long-term disability benefits (2)	19,938	22,133	22,067	19,938
Totals	$2,627,216	$2,211,689	$888,229	$843,938

(1)

Amount payable in substantially equal installments in accordance with the Company's normal payroll practices for the twelve (12) months following the termination date; provided, that such payments shall commence on the first regularly scheduled payroll date that is at least sixty (60) days following the termination date.

(2)

Amount represents premiums for 12 months, based upon monthly premiums being paid as of December 31, 2017. Benefits will cease if the executive receives substantially equivalent benefits from another employer.

Termination Without Cause After a Change of Control

Assuming termination of employment on December 31, 2017, by the Company, without Cause (including a Constructive Termination) after a Change of Control (as “Cause” and “Change of Control” are defined above), the executive would receive his accrued benefits; any other amounts or benefits earned, accrued, or owed to him but not paid as of the employment termination date; and vesting of all unvested shares of restricted stock held on December 31, subject to limitations. Subject to an irrevocable release, he would also receive: (a) an amount equal to three (3) times the sum of his base salary plus the performance-based cash bonus which he would receive if the Company attained 100% of its performance goals, that together with other compensation and benefits, would not exceed the Section 280G excise tax threshold limit; and (b) continued coverage under the group insurance benefits for two (2) years as shown in the following table. The table includes the value of unvested shares of restricted stock based on the following share amounts: Mr. Griess (150,963 shares), Mr. Wiese (67,855 shares), Mr. Kennedy (38,092 shares), and Mr. Shepherd (41,152 shares).

Termination Without Cause After a Change of Control

Termination Without Cause After a Change of Control - Payment or Benefit	Bret C. Griess	Randy R. Wiese	Kenneth M. Kennedy	Brian A. Shepherd
Cash Amount (1)	$2,180,216	$2,546,226	$1,263,570	$247,599
Group medical, dental, life, and long-term disability benefits (2)	39,876	44,266	44,134	39,876
Acceleration of vesting of restricted stock awards (3)	6,615,199	2,973,406	1,669,191	1,803,281
Totals	$8,835,291	$5,563,898	$2,976,895	$2,090,756

(1)	Amount would be paid in a lump sum within 30 days after the termination of employment without regard to other employment.
(2)

Amount represents premiums for 24 months, based upon monthly premiums being paid as of December 31, 2017. Benefits will cease if the executive receives substantially equivalent benefits from another employer.

(3)

Amount represents the number of shares of unvested restricted stock that would vest upon the termination of employment after a Change of Control, multiplied by the closing market price of the common stock on December 29, 2017, the last trading day of the year, of $43.82 per share.

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CEO PAY RATIO

Pursuant to a mandate of the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission (“SEC”) adopted a rule requiring annual disclosure of the ratio of the annual total compensation of the CEO to that of the median employee for fiscal years starting on or after January 1, 2017.

We believe the pay ratio disclosed herein is a reasonable estimate calculated in a manner consistent with Item 402(u) of the SEC’s Regulation S-K. To identify the median employee and to determine the annual total compensation of our median employee and our CEO, we took the following steps:

•

We selected December 31, 2017, which is within the last three months of fiscal year 2017, as the date in which we would identify our median employee because it enabled us to make such identification in an efficient and reasonable manner;

•	We identified our median employee, after accumulating annual base pay, bonus earned, and equity granted (“Annual Compensation”) for our entire global employee workforce, excluding our
CEO, based on the local currency of the countries in which they were employed for the fiscal year that ended on December 31, 2017;
•	Each employee’s Annual Compensation was then converted to U.S. Dollars using average foreign currency rates prevailing during the year, and arrayed high to low to identify our median employee; and
•

Once the median employee was identified using Annual Compensation, we used the same annual compensation elements required for inclusion in our Summary Compensation Table for our NEOs and calculated the annual total compensation for our median employee to be $82,530 for the year ended December 31, 2017.

Our CEO’s annual total compensation for 2017 was $5,056,803, as reported in the 2017 Summary Compensation Table on page 32, and was approximately 61 times the annual total compensation for the median employee.

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PROPOSAL 2 – ADVISORY VOTE TO APPROVE the COMPENSATION of our named executive officers

Pursuant to Section 14A of the Exchange Act, we are asking our stockholders to vote to approve, on an advisory (nonbinding) basis, the compensation of our NEOs as disclosed in this proxy statement in accordance with SEC rules. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the compensation of our NEOs on an annual basis. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement.

As described under the heading Compensation Discussion and Analysis on page 20, our executive compensation program is designed to attract and retain qualified executives, recognize and reward individual performance, and align executive pay with stockholder return over both the short and long term. Under this program, our NEOs are rewarded for the achievement of specific annual and long-term strategic, financial, and operational goals, and increases in stockholder value. For additional information about our executive compensation program, please read the Compensation Discussion and Analysis beginning on page 20.

Accordingly, we are asking our stockholders to vote “FOR” the following resolution at our Annual Meeting:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion, is hereby APPROVED.”

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee, or our Board. The Board and Compensation Committee value the opinions of our stockholders and will consider the outcome of the vote when considering future decisions on the compensation of our NEOs.

The Board Recommends a Vote FOR the Approval of the Advisory Vote on the Compensation of our NEOs.

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PROPOSAL 3 – APPROVAL of the Amendment and Restatement of the CSG Systems International, Inc. AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

Our Board, upon the recommendation of the Compensation Committee, is asking stockholders to approve an amendment and restatement of the CSG Systems International, Inc. Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”) to, among other things, authorize an additional 2,700,000 shares under the plan.

The 2005 Plan was initially approved by the Board and our stockholders in 2005, and our stockholders have periodically re-approved the 2005 Plan, most recently at the 2014 Annual Meeting of Stockholders. The amendment and restatement of the 2005 Plan, upon recommendation of the Compensation Committee, was approved by our Board on February 22, 2018, subject to stockholder approval. If approved by our stockholders, the amendment and restatement of the 2005 Plan will become effective as of the date of the Annual Meeting. If our stockholders do not approve the amendment and restatement of the 2005 Plan, the 2005 Plan will remain as previously approved by our stockholders, and will remain available for new grants to the extent shares remain available for issuance under the plan.

Background and Amendments to the 2005 Plan

Our Board, the Compensation Committee, and our management all believe that the effective use of long-term equity incentive compensation is vital to our continued ability to attract, retain, and motivate the individuals required to successfully execute our business plans and achieve strong performance. Management recruitment and retention is a key to our future success. Equity incentives are an important component of our compensation philosophy, intended to provide equity ownership opportunities and performance-based incentives to our directors, executives, and employees to better align the recipient's interests with those of our stockholders.

The proposed amendment and restatement of the 2005 Plan includes the following amendments to the plan, which are described in additional detail below:

•	Increase the number of shares authorized for issuance under the 2005 Plan by 2,700,000 shares;
•	Remove certain provisions relating to the grant of awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code;
•	Add limits to the amount of awards that can be granted to non-employee directors during any calendar year;
•	Extend the term of the 2005 Plan to May 17, 2028; and
•	Certain other immaterial changes to the 2005 Plan.

Increase in Authorized Shares. The amendment and restatement of the 2005 Plan increases the number of shares authorized for issuance by 2,700,000 shares, for a total of 21,400,000 shares reserved for issuance under the 2005 Plan. For the purposes of the 2005 Plan, shares covered by an award of a stock bonus, restricted stock, restricted stock units, or performance units are considered as “Full Value” awards, and count against the maximum number of shares which may be issued under the Plan as two shares for every one share granted or issued in payment of the award (2:1).

This amendment and restatement of the 2005 Plan will increase the number of shares authorized for issuance under the 2005 Plan to 21,400,000.  As of February 28, 2018, a total of 1,717,710 shares remained available for issuance under the 2005 Plan. The amendment will increase the number of shares available under the 2005 Plan to 4,417,710 or 13.2% of our common stock outstanding as of February 28, 2018. The last reported sale price of our common stock at the close of business on February 28, 2018 on the NASDAQ Global Select Market was $46.68 per share.

We regularly monitor the burn rate of our equity compensation plans. Based on the ISS Burn Rate calculation methodology, our burn rate over the past 3 years is 4.99%. We believe our burn rate and current equity overhang is reasonable given the size of our company, comparability to our peers, and the judicious use of equity to finance our company.

Due to the above considerations, our Board and the Compensation Committee believe the proposed share increase is reasonable and appropriate. At this time,

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we expect that these shares, in conjunction with the shares currently available for grant under the 2005 Plan, will be sufficient to cover awards as determined appropriate by the Compensation Committee to be granted in the next three to four years; however, this timeframe is an estimate used to determine the requested number of shares of common stock under the 2005 Plan and future circumstances may require change to our equity grant practices. The table below sets forth, as of February 28, 2018, information regarding outstanding awards and shares remaining available for grant under the 2005 Plan, which is our only active plan under which equity-based compensation awards can be granted.

Total Number of Unvested Full Value Awards Outstanding	989,378
Total Number of Stock Options and SARs Outstanding	-
Weighted Average Exercise Price of Outstanding Stock Options and SARs	-
Weighted Average Remaining Term of Outstanding Stock Options and SARs	-
Number of Remaining Shares Available under the 2005 Plan	1,717,710

Provisions Related to Section 162(m). The 2005 Plan has been amended to remove certain provisions that were originally included in the 2005 Plan to allow the grant of awards intended to qualify as “performance-based compensation” under Section 162(m) of the Code. Section 162(m) places a $1 million limit on a corporation’s deduction for compensation paid to certain executive officers. Certain performance-based compensation was previously not subject to the $1 million limit. However, pursuant to the Tax Cut and Jobs Act enacted in December 2017, for tax years beginning after December 31, 2017, the exception for performance-based compensation has been eliminated, subject to a transition rule applicable to compensation paid under binding contracts in effect on November 2, 2017. Although the amendment and restatement of the 2005 Plan no longer includes certain provisions that were intended to meet the Section 162(m) performance-based compensation requirements, the 2005 Plan continues to allow the Compensation Committee to grant awards that will vest upon the satisfaction of performance-based criteria established by the Compensation Committee.

Director Compensation Limits. The amendment and restatement of the 2005 Plan establishes limits on the amount of awards that can be granted to non-employee directors in any given calendar year. Under the amendment and restatement of the 2005 Plan, the aggregate value (based on the grant date fair value as determined for financial accounting purposes) of awards granted to any non-employee director in any year may not exceed $250,000, and the maximum amount of cash compensation payable under the 2005 Plan to any non- employee director in any year (determined at the time such cash compensation would be payable without respect to any election to defer payment to a subsequent year) is $250,000.

Term of the Plan. The amendment and restatement of the 2005 Plan changes the term of the plan from December 31, 2020 to May 17, 2028, unless terminated earlier by the Board.

Key Features and Corporate Governance. The 2005 Plan includes several features that are consistent with the interests of our stockholders and sound corporate governance practices, including the following:

•

Full Value share counting. Full Value awards count against the maximum number of shares which may be issued under the 2005 Plan as two shares for every one share (2:1) granted or issued in payment of the award.

•	No automatic share replenishment or “evergreen” provision. There is no evergreen feature pursuant to which the shares authorized for issuance under the 2005 Plan can be automatically replenished.
•

No liberal share counting or “recycling” of shares. Shares withheld by us for payment of the exercise price of an award or to satisfy tax withholding obligations, or repurchased by us with proceeds collected in connection with the exercise of options, are not available again for grant under the 2005 Plan.

•

No repricing of stock options or SARS without stockholder approval. Stock options and stock appreciation rights (“SARs”) may not be repriced (repricing, exchange, substitution, and cash buyouts) without prior approval by our stockholders.

•	No discounted options or SARs. Stock options and SARs may not be granted with an exercise or measurement price lower than the fair market value of the underlying shares on the date of grant.

Summary of the 2005 Plan

The material terms of our 2005 Plan, as amended and restated, are summarized below. This summary, however, does not purport to be complete and is subject to and qualified in its entirety by the terms of the 2005 Plan, which is attached as Appendix B on page 58.

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Types of Awards. The 2005 Plan authorizes the grant of incentive stock options, non-qualified stock options, stock appreciation rights, performance unit awards, restricted stock awards, restricted stock unit awards, and stock bonus awards.

Administration. The Board has delegated authority to the Compensation Committee (the “Committee”) to administer the 2005 Plan. The Committee has authority to interpret the 2005 Plan, select the officers, key employees, and non-employee directors to whom awards will be granted, determine type, amount, size, terms and conditions of each award and make certain other determinations. The Committee may establish sub-plans in connection with grants to employees in non-U.S. jurisdictions. The Committee may delegate certain of its authority to officers of the Company.

Eligibility. Officers and other key employees of the Company or any subsidiary and non-employee directors of the Company are eligible to receive awards under the 2005 Plan, when selected for participation by the Committee. As of February 28, 2018, we had eight non-employee directors and approximately 3,500 employees.

Stock Subject to the 2005 Plan. A total of 21,400,000 shares of our common stock may be issued under the 2005 Plan (subject to approval of this Proposal 3 to authorize an additional 2,700,000 shares for issuance under the 2005 Plan), which may be authorized and unissued shares or treasury shares. The aggregate number of shares subject to awards granted to any one person in any calendar year may not exceed 600,000 shares. The maximum number of shares that may be granted subject to options is 21,400,000 shares (subject to approval of this Proposal 3).

Share Counting. Shares covered by an award of restricted stock, restricted stock units, performance units, or a stock bonus are considered “Full Value” awards, and count against the maximum number of shares which may be issued under the 2005 Plan as two shares for every one share granted or issued in payment of the award (2:1). Shares covered by a stock option or SARs that expire or terminate unexercised will be available again for awards under the 2005 Plan. Shares granted as restricted stock or subject to a restricted stock unit award that are forfeited, cancelled, or otherwise are reacquired by us due to failure of the shares to vest will remain available for awards under the 2005 Plan and will be added back in the same manner as the shares reduced the limit (2:1). Shares retained by us in payment of the exercise price of an award or withheld by us to satisfy tax withholding obligations will not be available again for awards under the 2005 Plan. If a SAR or restricted stock unit award is settled by us entirely in cash, the shares covered by the award as to which the exercise or vesting occurs will be available again for awards under the 2005 Plan.

Maximum Awards to Non-Employee Directors. The aggregate value (based on the grant date fair value as determined for financial accounting purposes) of awards granted to any non-employee director in any year may not exceed $250,000, and the maximum amount of cash compensation payable under the 2005 Plan to any non-employee director in any year (determined at the time such cash compensation would be payable without respect to any election to defer payment to a subsequent year) is $250,000.

Adjustments. In the event of a change in our outstanding shares of common stock due to a stock dividend, stock split, recapitalization, merger, reorganization, or similar change, the Committee will make appropriate adjustments in: (a) the aggregate number of shares of common stock, (i) reserved for issuance, (ii) for which awards may be made to an individual, and (iii) covered by outstanding awards; (b) the exercise price relating to outstanding awards; and (c) the appropriate fair market value and other price determinations relevant to outstanding awards.

Stock Options. The 2005 Plan permits the grant of incentive stock options and non-qualified stock options. The option exercise price per share may not be less than the fair market value of our common stock on the date of the grant. The type of option and other terms and conditions of the option will be determined by the Committee and set forth in the option agreement including the option term, subject to a maximum term of ten years. The Committee may determine when the option becomes exercisable and may accelerate previously established exercise rights. The agreement may permit payment of the option exercise price in one or more forms including cash, surrender, or withholding of shares of our common stock valued at their fair market value on the exercise date, or pursuant to a broker-assisted exercise program.

Unless otherwise provided in an option agreement, if an optionee's employment terminates for any reason other than death or disability, then the optionee generally may exercise an option to the extent it was exercisable at the time of the termination for a period of three months after the termination (but not after the expiration date of the option). However, the Committee has the power to terminate an optionee's rights under an outstanding option if optionee's employment was terminated for cause or the optionee has engaged or may engage in

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employment or activities competitive with the Company or a subsidiary or contrary to our best interests. If termination of employment is on account of optionee's disability or death, the option will generally be exercisable after termination for six months due to disability and 12 months due to death, or the expiration date, if earlier.

If an optionee who is a non-employee director of the Company ceases to be our director for any reason other than retirement from the Board or death, then the optionee generally may exercise the option (to the extent that it was exercisable at the time the optionee ceased to be our director) for a period of three months (but not after the expiration date of the option). If an optionee who is our non-employee director ceases service (other than by reason of death) and at such time is at least age 65 with ten or more years of service or is at least age 70 with five or more years of service as a non-employee director, then the option generally will continue to be exercisable for five years or, if sooner, until the expiration of the option. If an optionee who is a non-employee director dies, then each outstanding but unexercised option held by the optionee for at least 12 months at the time of the optionee's death will become exercisable in full upon the optionee's death; and all options which are or become exercisable at the time of the optionee's death may be exercised by the optionee's estate or beneficiaries until the earlier of three years after the optionee's death or the expiration of the option. At the time of the granting of an option to a non-employee director, the Committee may make provisions for the exercise of the option if the optionee ceases to be a director of the Company, which are different than those described above in this paragraph.

Stock Appreciation Rights. The Committee may grant SARs, which entitle the grantee to receive, upon the exercise of a SAR, an award equal to all or a portion of the excess of: (i) the fair market value of a specified number of shares of common stock at the time of the exercise over; (ii) a specified price not less than the fair market value of the common stock at the time the stock appreciation right was granted. SARs may be granted independently of or in connection with a stock option grant. Upon the exercise of a SAR, the applicable award may be paid in cash or in shares of common stock (or a combination thereof) as the Committee may determine. The maximum term of a SAR is 10 years after the date of the grant. The Committee may determine when a SAR becomes exercisable and may accelerate previously established exercise rights.

The provisions of the 2005 Plan relating to the exercisability of SARs upon termination of employment or service as a director are similar to those discussed above in connection with stock options.

Performance Unit Awards. The Committee may grant performance unit awards (other than to non-employee directors) which provide for future payments based upon and subject to the achievement of pre-established long-term performance targets. The Committee will establish the: (i) performance period of not less than two nor more than five years; (ii) value of each performance unit; and (iii) maximum and minimum performance targets to be achieved during the performance period. The Committee may adjust previously established performance targets or other terms and conditions of a performance unit award to reflect major unforeseen events or changes in circumstances. Performance unit awards, to the extent earned, may be paid in cash or shares of common stock (or a combination thereof) as the Committee may determine.

If the employment of a grantee of a performance unit award terminates prior to the end of an applicable performance period other than by reason of disability or death, then the award generally terminates. However, the 2005 Plan permits the Committee to make partial payments of performance unit awards if the Committee determines such action to be equitable. If the employment of a grantee of a performance unit award terminates as a result of the grantee's disability or death prior to the end of an applicable performance period, then the Committee may authorize the payment of all or a portion of the performance unit award (to the extent earned under the applicable performance targets) to the grantee or the grantee's legal representative.

Restricted Stock Awards. The Committee may grant restricted stock awards consisting of shares of common stock restricted against transfer, subject to a substantial risk of forfeiture and to other terms and conditions. The Committee will determine the restriction period applicable to the restricted stock award and the amount, form, and time of payment (if any) required from the grantee of a restricted stock award in consideration of the issuance of the shares covered by such award. Generally, the Committee in its discretion may provide for the lapse of restrictions applicable to restricted stock awards and may waive the restrictions in whole or in part.

If the employment of a grantee of a restricted stock award terminates for any reason while some or all of the shares covered by such award are still restricted, then the grantee's rights with respect to the restricted shares generally terminate. However, the Committee has the discretion to provide for complete or partial exemptions to such employment requirement.

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Restricted Stock Unit Awards. The Committee may grant restricted stock unit awards, which represent a right to receive future payments in either shares of our common stock or cash or a combination. The Committee determines the terms and conditions of the award. The Committee may grant restricted stock unit awards subject to the attainment of one or more performance goals, or may make the awards subject to time-based or other vesting conditions. Grantees have no voting rights or rights to receive cash dividends with respect to restricted stock unit awards until shares of common stock are issued in settlement of such awards. However, the Committee may grant restricted stock units that entitle holders to receive dividend equivalents, which are rights to receive additional restricted stock units based on the value of any cash dividends paid by us.

If the employment or service of a grantee of a restricted stock unit award terminates for any reason before some or all of the restricted stock units vest, then the grantee forfeits any unvested restricted stock units upon termination of employment. However, the Committee has the discretion to provide for complete or partial exemptions to such employment or service requirement.

Stock Bonus Awards. The Committee may grant a stock bonus award (other than to non-employee directors) based upon the performance of the Company, a subsidiary or a segment thereof in terms of preestablished objective financial criteria or performance goals or, in appropriate cases, such other measures or standards of performance (including but not limited to performance already accomplished) as the Committee may determine. The Committee may adjust preestablished financial criteria or performance goals to take into account unforeseen events or changes in circumstances, but such adjustments may not increase the amount of a stock bonus award. The Committee, in its discretion, may impose additional restrictions upon the shares of common stock which are the subject of a stock bonus award.

Tax Withholding. The Company's obligation to deliver shares of common stock or make cash payments under the 2005 Plan is subject to applicable tax withholding requirements. The Committee has discretion to require tax withholding amounts be paid by the grantee in cash or shares of common stock having a fair market value equal to the required tax withholding amount.

Non-Assignability. Awards may not be assigned or transferred by the recipient except by will, the laws of descent and distribution or, in the case of awards other than incentive stock options, pursuant to a qualified domestic relations order.

Termination and Amendment. Unless the 2005 Plan is terminated earlier by the Board, it will terminate for purposes of further grants on May 17, 2028. Awards outstanding at the time of the termination will remain in effect in accordance with their terms. The Board may amend the 2005 Plan at any time; however, stockholder approval must be obtained for any amendment for which approval is required in order to satisfy the applicable requirements of Section 16(b) of the Securities and Exchange Act of 1934, Section 422 of the Code or any regulation issued under any of such statutory provisions or the applicable requirements of any market or exchange on which shares of the common stock are listed or traded.

No Repricing. Stockholder approval is required to reduce the exercise price of an outstanding option or stock appreciation right or to cancel or amend an outstanding option or stock appreciation right for the purpose of repricing, replacing, or regranting such option or stock appreciation right with an exercise price which is lower than the original exercise price of such option or stock appreciation right. Additional information with respect to the matters discussed in this paragraph appears in section 22 of the 2005 Plan.

Federal Income Tax Consequences. The following is a summary of the U.S. federal income tax consequences that generally will arise with respect to awards granted under the 2005 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all awards are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code regarding nonstatutory deferred compensation. Changes to these laws could alter the tax consequences described below. Different rules may apply to participants who are not subject to U.S. federal income tax.

Incentive Stock Options. A recipient will not recognize income upon the grant of an incentive stock option. Also, except as described below, a recipient will not recognize income upon exercise of an incentive stock option if the recipient has been employed by our company or its corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the recipient exercises the option. If the recipient has not been so employed during that time, then the recipient will be taxed as described below under "Nonstatutory Stock Options." The exercise of an incentive stock option may subject the recipient to the alternative minimum tax.

A recipient will recognize income upon the sale of the stock acquired under an incentive stock option at a profit

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(if sales proceeds exceed the exercise price). The type of income will depend on when the recipient sells the stock. If a recipient sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a recipient sells the stock prior to satisfying these waiting periods, then the recipient will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the recipient has held the stock for more than one year and otherwise will be short-term. If a recipient sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the recipient held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options. A recipient will not recognize income upon the grant of a nonstatutory stock option. A recipient will recognize compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the recipient exercised the option less the exercise price. Upon sale of the stock, the recipient will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the recipient has held the stock for more than one year and otherwise will be short-term.

Stock Appreciation Rights. A recipient will not recognize income upon the grant of a SAR. A recipient generally will recognize compensation income upon the exercise of a SAR equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the recipient will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the recipient held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards. A recipient will not recognize income upon the grant of restricted stock that is subject to vesting conditions unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a recipient will recognize compensation income equal to the value of the stock less any purchase price paid for the stock. Upon sale of the stock, the recipient will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. This capital gain or loss will be long-term if the recipient held the stock for more than one year and one day from the grant date, and otherwise will be short-term. If the stock is forfeited due to the failure to satisfy the vesting conditions, then the recipient would not receive any deduction or loss with respect to the amount included in income by reason of the Section 83(b) election.

If the recipient does not make an 83(b) election, then as the vesting conditions become satisfied, the recipient will recognize compensation income equal to the value of the stock on the vesting date, less any purchase price paid for the stock. Upon sale of the stock, the recipient will recognize capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the recipient held the stock for more than one year from the applicable vesting date and otherwise will be short-term.

Restricted Stock Units. A recipient will not recognize income upon the grant of a restricted stock unit award. A recipient is not permitted to make a Section 83(b) election with respect to a restricted stock unit award. When the restricted stock unit award vests, the recipient will recognize income on the date the stock is transferred to the recipient in an amount equal to the fair market value of the stock on such date less the purchase price, if any, paid for the stock. Upon sale of the stock, the recipient will recognize capital gain or loss equal to the sales proceeds less the value of the stock on the date of transfer. Any capital gain or loss will be long-term if the recipient held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards. The tax consequences associated with any other stock-based award granted under the 2005 Plan will vary depending on the specific terms of the award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the recipient under the award and the recipient's holding period and tax basis for the award or underlying common stock.

Tax Consequences to Us. We generally will be entitled to an equivalent deduction to the extent that a recipient recognizes compensation income. Any such deduction may be subject to limitations under the Internal Revenue Code, including Section 162(m).

50 | 2018 Proxy Statement

New Plan Benefits

All awards to eligible participants under the 2005 Plan are made at the discretion of the Committee. Therefore, the future benefits and amounts that will be received or allocated to such individuals under the 2005 Plan are not determinable at this time.  For information regarding awards granted to our NEOs in the last fiscal year under the 2005 Plan, see the 2017 Grants of Plan-Based Awards Table on page 33 and for awards granted to our non-employee directors during the last fiscal year under the 2005 Plan, see the 2017 Director Compensation Table on page 10.

Equity Compensation Plan Information

The following table summarizes certain information about our equity compensation plans as of December 31, 2017:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance (1)
Equity compensation plans approved by security holders	-	$-	2,702,005

(1)

Of the total number of securities remaining available for future issuance, 2,355,712 shares can be used for various types of stock-based awards, as specified in the equity compensation plan, with the remaining 346,293 shares to be used for our employee stock purchase plan.

The Board Recommends a Vote FOR the Approval of the Amended and Restated 2005 Stock Incentive Plan.

2018 Proxy Statement | 51

PROPOSAL 4 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2018

KPMG LLP served as our independent registered public accounting firm for 2017 and has been appointed by the Company’s Audit Committee to serve in such capacity for 2018. The Company expects that representatives of KPMG LLP will be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and that such representatives will be available to respond to appropriate questions.

The following table sets forth: (1) as “Audit Fees,” the aggregate fees billed by KPMG LLP for 2017 and 2016 for professional services rendered for audits of our annual consolidated financial statements and reviews of financial statements included in the Company’s quarterly reports on Form 10-Q as well as for services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for such periods, such as the attestation on the effectiveness of the Company’s internal control over financial reporting; (2) as “Audit-Related Fees,”

the aggregate fees billed by KPMG LLP in 2017 and 2016 for assurance and related services that are reasonably related to the performance of the audits or reviews of the Company’s financial statements that are not reported under “Audit Fees;” and (3) as “Tax Fees,” the aggregate fees billed by KPMG LLP in 2017 and 2016 for federal, state, and foreign tax compliance, tax advice, and tax planning services:

	2017	2016
Audit Fees	$1,509,580	$1,497,070
Audit-Related Fees	451,500	430,000
Tax Fees	122,510	247,420
Totals	$2,083,590	$2,174,490

Other than as reported above, no other fees were billed by KPMG LLP for 2017 or 2016. All (100%) of the services and fees listed above were pre-approved by the Audit Committee under the procedures described below.

Pre-Approval Policies and Procedures

The Audit Committee charter requires the Audit Committee to approve, in advance of the performance of the services, all audit and permissible non-audit services to be provided to the Company by the Company’s independent registered public accounting firm. The Audit Committee has delegated to its Chair the authority to perform the Audit Committee’s responsibilities with respect to such approvals. The Audit Committee Chair is required to report to the Audit Committee at its next meeting on the manner in which such delegated performance was carried out by him. Each year since 2003, the engagement of KPMG LLP to provide services to the Company has been approved in advance either by the Audit Committee or by its Chair pursuant to the delegated authority referred to above.

The Audit Committee annually evaluates the performance of its independent registered public accounting firm and determines whether to re-engage the current independent auditors or consider other independent audit firms.

Factors considered by the Audit Committee in deciding whether to retain the current independent auditors include:

•	quality of service and sufficiency of resources;
•	communication and interaction; and
•	independence, objectivity, and professional skepticism.

Based on this evaluation, the Audit Committee and the Board believe that retaining KPMG LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2018, is in the best interests of our Company and its stockholders.

Although the Company’s Audit Committee is directly responsible for the appointment of the Company’s independent registered public accounting firm, the Board is requesting the Company’s stockholders to ratify the Audit Committee’s appointment of KPMG LLP to serve in such capacity for 2018 so that the Company will have the benefit of its stockholders’ views on such appointment. If the stockholders do not ratify such appointment, the Audit Committee nevertheless may determine that it is in the best interests of the Company and its stockholders to keep such appointment in effect for 2018. Whether or not the appointment of KPMG LLP is ratified by the stockholders, the Audit Committee at any time during the year may appoint a different independent registered public accounting firm for 2018 if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The Board Recommends That Stockholders Vote FOR Ratification of the Appointment of KPMG LLP

As Our Independent Registered Public Accounting Firm for Fiscal 2018.

52 | 2018 Proxy Statement

REPORT OF THE AUDIT COMMITTEE

The primary purposes of the Audit Committee, as set forth in its charter, are to oversee the accounting and financial reporting processes of the Company and the audits of the consolidated financial statements of the Company and to provide oversight of our risk and compliance management programs.

We have implemented procedures to assist the Audit Committee with its responsibilities under its charter. During 2017 and thereafter through the completion of the audit of the Company’s consolidated financial statements for such year, those procedures included regular meetings with management of the Company and with appropriate representatives of the Company’s independent registered public accounting firm.

We reviewed and discussed both with management of the Company and with the Company’s independent registered public accounting firm, KPMG LLP, the Company’s audited consolidated financial statements for 2017.

We also discussed with KPMG LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communications with Audit Committees.”

We received the written disclosures and the letter from KPMG LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Audit Committee concerning independence, and have discussed with KPMG LLP its independence.

Based upon the reviews and discussions referred to in the immediately preceding three paragraphs of this report, we recommended to the Board that the audited consolidated financial statements of the Company as of and for the year ended December 31, 2017, be included in the Company’s Annual Report on Form 10-K for such year for filing with the Securities and Exchange Commission.

Audit Committee of the Board of Directors:

David G. Barnes, Chair

Ronald H. Cooper

Janice I. Obuchowski

Donald B. Reed

2018 Proxy Statement | 53

RELATED PARTY TRANSACTIONS

Our Audit Committee charter, as amended on August 21, 2013, requires the Audit Committee to review and approve all related party transactions. For purposes of the charter, the term “related party transactions” includes all transactions required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

There were no related party transactions during 2017 and there are not any currently proposed transactions, in which the Company was or is a participant with any related person, which would be required to be disclosed pursuant to Item 404 of SEC Regulation S-K.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2019 proxy statement pursuant to SEC rules must submit the proposal so that it is received by us no later than December 4, 2018, unless the date of our 2019 annual meeting of stockholders is more than 30 days before or after May 17, 2019, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials.  SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to the Secretary, CSG Systems International, Inc., 6175 S. Willow Drive, Greenwood Village, CO 80111.

For stockholder proposals and stockholder nominations submitted outside of the SEC proposal rules, our bylaws require that advance written notice in proper form for matters to be brought before an annual stockholders meeting be received by the Secretary of the Company not less than 120 days before the first anniversary date of the immediately preceding annual stockholders meeting. Accordingly, notice of stockholder proposals for the 2019 annual meeting must be received by us no later than January 17, 2019. If the date of our 2019 annual meeting is changed by more than 30 days from May 17, 2019, proper notice of stockholder proposals must be received as provided for in our Bylaws.

Our bylaws also provide that stockholder nominations of persons for election to the Board are subject to certain informational requirements. Copies of our bylaws are available to stockholders upon request made to our Secretary at the above address.

HOUSEHOLDING

We have adopted a procedure called “householding.” This practice allows us to deliver only one copy of proxy-related materials, annual reports, and information statements to stockholders who share the same address and last name and who do not participate in e-mail delivery of these materials, unless one or more stockholders notifies us that he or she would like to receive an individual copy. If you share an address with another stockholder and receive only one set of proxy-related materials and would like to request a separate copy for this year’s Annual Meeting or for future meetings or stockholder communications, please send your written request to CSG Systems International, Inc., 6175 S. Willow Drive, Greenwood Village, CO 80111, Attn: Investor Relations Department, or call us at (303) 200-2000. Upon request, we will promptly deliver a separate copy to you. Similarly, you may also contact us through either of these methods if you receive multiple copies of proxy-related materials and other stockholder communications and would prefer to receive a single copy in the future.

54 | 2018 Proxy Statement

ANNUAL REPORT ON FORM 10-K AND OTHER SEC FILINGS

If you request, we will provide you with a copy of our 2017 Annual Report on Form 10-K for the year ended December 31, 2017, without charge. You should send your written requests to our Investor Relations department at the address on page 54 of this proxy statement or contact the department at (303) 200-2000. The Form 10-K does not constitute and should not be considered a part of this proxy solicitation material.

OTHER MATTERS

As of the date of this proxy statement, we are not aware of any matter that may come before the Annual Meeting other than the matters discussed in this proxy statement; however, if any other matter is properly presented at the

Annual Meeting, the persons named in the accompanying proxy or their substitutes will have discretionary authority to vote on such matter in accordance with their judgment.

By Order of the Board of Directors

Gregory L. Cannon

Secretary

April 3, 2018

ALL STOCKHOLDERS ARE WELCOME TO ATTEND THE ANNUAL MEETING; HOWEVER, REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ACCOMPANYING ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS REQUIRED IF THE ACCOMPANYING ENVELOPE IS MAILED IN THE UNITED STATES.

YOU ALSO MAY FILE YOUR PROXY BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS ACCOMPANYING THE PROXY AND NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS.

IF YOU ATTEND THE MEETING AND ARE A STOCKHOLDER OF RECORD, YOU MAY VOTE IN PERSON. IF YOU WISH TO ATTEND AND VOTE AT THE MEETING AND YOUR SHARES ARE HELD IN “STREET NAME,” YOU WILL NEED TO OBTAIN A PROXY FROM THE INSTITUTION THAT HOLDS YOUR SHARES AND SHOULD ADVISE SUCH INSTITUTION NOT TO VOTE YOUR SHARES. A PROXY WHICH YOU GIVE WILL NOT BE USED IF YOU ATTEND THE MEETING IN PERSON AND SO REQUEST.

2018 Proxy Statement | 55

Appendix A

USE AND ReconciliationS of Non-GAAP Financial Measures

Use of Non-GAAP Financial Measures and Limitations

The Compensation Committee uses certain non-GAAP financial measures for the purpose of establishing the performance goals applicable to the annual performance bonus and LTI awards for our NEOs, as we believe that these non-GAAP measures better reflect our operating performance over extended periods of time.  In 2017 we used Non-GAAP Operating Margin Percentage, Adjusted Net Income, and Adjusted EPS (each a non-GAAP measure) to measure the effectiveness of our NEOs for purposes of our compensation programs.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

•	Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;
•	The way we calculate non-GAAP financial measures may differ from the way other companies calculate similar non-GAAP financial measures;
•	Non-GAAP financial measures do not include all items of income and expense that affect our operations and that are required by GAAP to be included in financial statements;
•	Certain adjustments to our non-GAAP financial measures result in the exclusion of items of income or expense that are recurring and will be reflected in our financial statements in future periods; and
•	Certain charges excluded from our non-GAAP financial measures are cash expenses that impact our cash position.

The Company provides specific information regarding the treatment of GAAP amounts considered in preparing the adjusted (non-GAAP) financial measures and reconciles each non-GAAP financial measure to the most directly comparable GAAP measure.

Basis of Presentation

The table below identifies the items of income or expense included (in accordance with GAAP) in the determination of Non-GAAP Operating Income and Net Income that are excluded from the Company’s calculation of Adjusted Operating Income, Adjusted Net Income, and Adjusted EPS:

Adjustments	Non-GAAP Operating Income	Adjusted Net Income/ Adjusted EPS
Stock-based compensation	X	—
Restructuring and reorganization charges	X	X
Acquisition-related charges	X	X
Amortization of acquired intangible assets	X	X
Amortization of other intangible assets	—	X
Depreciation	—	X
Amortization of original issue discount (“OID”)	—	X
Loss on repurchase of convertible notes	—	X
Unusual income tax matters	—	X

56 | 2018 Proxy Statement

The Company believes that excluding these items from Non-GAAP Operating Income, Adjusted Net Income and Adjusted EPS provides meaningful supplemental information regarding our ongoing performance.

Reconciliations

Non-GAAP Operating Income & Non-GAAP Operating Margin Percentage:

The reconciliations of GAAP Operating Income to Non-GAAP Operating Income for the year ended December 31, 2017, is as follows (in millions):

Year Ended December 31, 2017
GAAP operating income	$ 105.7
Stock-based compensation	20.8
Restructuring and reorganization charges	8.8
Amortization of acquired intangible assets	6.8
Non-GAAP Operating Income	$ 142.1

Revenue	$ 789.6
Non-GAAP Operating Margin Percentage	18.0%

Adjusted Net Income/Adjusted EPS:

The reconciliations of GAAP Net Income to Adjusted Net Income for the indicated periods are as follows (in millions, except EPS amounts):

	Year Ended December 31, 2017
	Amount	EPS (1)
GAAP net income and GAAP EPS	$61.4	$1.87
GAAP income tax provision (2)	26.3
GAAP income before income taxes	87.7
Restructuring and reorganization charges	8.8
Amortization of intangible assets	27.3
Depreciation	13.4
Amortization of OID	2.8
Adjusted income before income taxes	140.0
Adjusted income tax provision (2)	(46.2)
Adjusted Net Income and Adjusted EPS	$93.8	$2.85

(1)	The outstanding diluted shares for the year ended December 31, 2017, were 32.9 million.
(2)	For the year ended December 31, 2017, the GAAP and Adjusted (non-GAAP) effective income tax rates were approximately 30% and 33%, respectively.

2018 Proxy Statement | 57

Appendix B

CSG SYSTEMS INTERNATIONAL, INC.

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

(As Amended and Restated Effective May 17, 2018)

1. Purpose. The purpose of the CSG Systems International, Inc. 2005 Stock Incentive Plan (the “Plan”), as amended and restated, is to foster and promote the long‑term financial success of the Company and its Subsidiaries and thereby increase stockholder value by providing incentives to those officers and other key employees of the Company and its Subsidiaries who are likely to be responsible for achieving such financial success and by attracting and compensating knowledgeable and experienced non‑employee directors of the Company whose services on the Board and its committees can assist such officers and other key employees in the achievement of such financial success.

2. Certain Definitions.

“Board” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. References to a particular section of the Code shall include any regulations issued under such section.

“Committee” shall have the meaning provided in Section 3 of the Plan.

“Common Stock” means the Common Stock, $0.01 par value per share, of the Company.

“Company” means CSG Systems International, Inc., a Delaware corporation.

“Disability” means: (i) with respect to the exercise of an Incentive Stock Option after termination of employment, a disability within the meaning of Section 22(e)(3) of the Code; and (ii) for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a grantee unable or incompetent to carry out the job responsibilities which such grantee held or the tasks to which such grantee was assigned (or, in the case of a non‑employee director of the Company, the services in such capacity which such non‑employee director is expected to perform) at the time the disability was incurred and which is expected to be permanent or for an indefinite duration exceeding one year.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as determined by the Committee, the last sale price of the Common Stock as quoted on the NASDAQ Stock Market on the trading day for which the determination is being made, or, in the event that no such sale takes place on such day, the average of the reported closing bid and asked prices on the NASDAQ Stock Market on such day, or, if the Common Stock of the Company is listed on another national securities exchange, the last reported sale price on the principal national securities exchange on which the Common Stock is listed or admitted to trading on the trading day for which the determination is being made, or, if no such reported sale takes place on such day, the average of the closing bid and asked prices on such day on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not quoted on the NASDAQ Stock Market nor listed or admitted to trading on another national securities exchange, the average of the closing bid and asked prices in the over‑the‑counter market on the day for which the determination is being made as reported through NASDAQ, or, if bid and asked prices for the Common Stock on such day are not reported through NASDAQ, the average of the bid and asked prices for such day as furnished by any New York Stock Exchange member firm regularly making a market in the Common Stock selected for such purpose by the Committee, or, if none of the foregoing is applicable, then the fair market value of the Common Stock as determined in good faith by the Committee in its sole discretion.

“Incentive Stock Option” means any stock option intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

“Non‑Qualified Stock Option” means any stock option that is not intended to be an Incentive Stock Option, including any stock option that provides (as of the time such option is granted) that it will not be treated as an Incentive Stock Option.

58 | 2018 Proxy Statement

“Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Performance Unit Award” means an award granted pursuant to Section 8.

“Plan Year” means the twelve‑month period beginning on January 1 and ending on December 31.

“Restricted Stock Award” means an award of Common Stock granted pursuant to Section 9.

“Restricted Stock Unit Award” means an award granted pursuant to Section 10.

“Rule 16b‑3” means Rule 16b‑3 under the Exchange Act, as in effect from time to time.

“Stock Appreciation Right” means an award granted pursuant to Section 7.

“Stock Bonus Award” means an award of Common Stock granted pursuant to Section 11.

“Stock Option” means any option to purchase Common Stock granted pursuant to Section 6.

“Subsidiary” means: (i) as it relates to Incentive Stock Options, any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; and (ii) for all other purposes, a corporation or other entity, domestic or foreign, of which not less than 50% of the voting shares or other voting interests are held by the Company or by a Subsidiary, whether or not such corporation or other entity now exists or hereafter is organized or acquired by the Company or by a Subsidiary. The plural form of such word is “Subsidiaries.”

3. Administration. The Plan shall be administered by a committee composed solely of two or more members of the Board (the “Committee”) selected by the Board, each of whom shall qualify as a “Non‑Employee Director” within the meaning of Rule 16b‑3.

The Committee shall have authority to grant to eligible employees of the Company and its Subsidiaries and to non‑employee directors of the Company, pursuant to the terms of the Plan: (a) Stock Options, (b) Stock Appreciation Rights, (c) Performance Unit Awards, (d) Restricted Stock Awards, (e) Restricted Stock Unit Awards, (f) Stock Bonus Awards, or (g) any combination of the foregoing; provided, that the Committee may not grant Incentive Stock Options, Performance Unit Awards, or Stock Bonus Awards to non‑employee directors of the Company.

Subject to the applicable provisions of the Plan, the Committee shall have authority to interpret the provisions of the Plan and to decide all questions of fact arising in the application of such provisions; to select the officers and other key employees of the Company and its Subsidiaries and the non‑employee directors of the Company to whom awards or options shall be granted under the Plan; to determine whether and to what extent awards or options shall be granted under the Plan; to determine the types of awards and options to be granted under the Plan and the amount, size, terms, and conditions of each such award or option; to determine the time when awards or options shall be granted under the Plan; to determine whether, to what extent, and under what circumstances the payment of Common Stock and other amounts payable with respect to an award granted under the Plan shall be deferred either automatically or at the election of the grantee; to determine the Fair Market Value of the Common Stock from time to time; to authorize persons to execute on behalf of the Company any agreement required to be entered into under the Plan; to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as the Committee from time to time shall deem advisable; and to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

Unless otherwise expressly provided in the Plan or by applicable law, all decisions and determinations made by the Committee in the administration and interpretation of the Plan or with respect to any ambiguous or disputed terms of any award or option shall be made in the sole discretion of the Committee and shall be final and binding on all persons, including but not limited to the Company and its Subsidiaries, the officers and other key employees of the Company and its Subsidiaries, and the non‑employee directors of the Company to whom awards and options are granted under the Plan, the heirs and legal representatives of such officers, key employees, and non‑employee directors, and the personal representatives and beneficiaries of the estates of such officers, key employees, and non‑employee directors.

2018 Proxy Statement | 59

The Committee may, in its sole discretion, vary the provisions of the Plan (except the provisions of Sections 4, 13, 14, 21 (other than to require a grantee’s consent to an amendment of an outstanding option or award), and 24 of the Plan) in order to conform such provisions to the legal requirements of each non‑U.S. jurisdiction where a Subsidiary is located or to better accomplish the purpose of the Plan (including but not limited to the tax treatment of grantees of awards and options) with respect to: (i) persons employed in such non‑U.S. jurisdictions who are eligible to receive awards and options under the Plan; and (ii) non‑employee directors of the Company who reside in non‑U.S. jurisdictions. The Committee may, where it deems appropriate in its sole discretion, establish one or more sub‑plans for such purposes; and the Committee may, in its sole discretion, establish administrative rules and procedures to facilitate the operation of the Plan or such sub‑plans in such non‑U.S. jurisdictions. For purposes of clarity, the terms of the Plan which will vary in a particular non‑U.S. jurisdiction shall be reflected in a written addendum to the Plan for such non‑U.S. jurisdiction.

The Committee may delegate to any officer or officers of the Company any of the Committee’s duties, powers, and authorities under the Plan upon such conditions and with such limitations as the Committee may determine; provided, that only the Committee may select awards or options under the Plan, and make grants of awards or options under the Plan to: (i) officers and other key employees of the Company or any Subsidiary who are subject to Section 16 of the Exchange Act at the time of such selection or the making of such a grant; and (ii) non‑employee directors of the Company.

4. Common Stock Subject to the Plan. Subject to adjustment pursuant to Section 20, the maximum number of shares of Common Stock which may be issued under the Plan is 21,400,000; and the Company shall reserve and keep available for issuance under the Plan such maximum number of shares, subject to adjustment pursuant to Section 20. Such shares may consist in whole or in part of authorized and unissued shares or treasury shares or any combination thereof. Shares of Common Stock subject to a Stock Option or a Stock Appreciation Right granted under the Plan shall be counted against the maximum number of shares of Common Stock which may be issued under the Plan as one share for each share subject to the Stock Option or the Stock Appreciation Right. Shares awarded under the Plan as a Performance Unit Award, Restricted Stock Award, Restricted Stock Unit Award, or Stock Bonus Award shall be counted against the maximum number of shares of Common Stock which may be issued under the Plan as two shares for each one share granted as or subject to such Award. Subject to adjustment pursuant to Section 20, the aggregate number of shares of Common Stock subject to: (i) Stock Options; (ii) Stock Appreciation Rights; (iii) Performance Unit Awards; (iv) Restricted Stock Awards; (v) Restricted Stock Unit Awards; or (vi) Stock Bonus Awards granted under the Plan in any Plan Year to any individual may not exceed 600,000, with shares awarded under the Plan to such individual as a Performance Unit Award, Restricted Stock Award, Restricted Stock Unit Award, or Stock Bonus Award being counted against such aggregate number as two shares for each one share granted as or subject to such Award. Notwithstanding anything in the Plan to the contrary: (a) the aggregate value (based on the grant date fair value as determined for financial reporting purposes) of Awards granted under the Plan in any Plan Year to any non-employee director shall not exceed $250,000; and (b) the maximum amount of cash compensation payable by the Company to any non-employee director in any Plan Year (determined at the time such cash compensation would be payable without regard to any election to defer payment to a subsequent year), shall be $250,000.

Except as otherwise provided in the Plan, any shares as to which a Stock Option or Stock Appreciation Right expires for any reason or terminates unexercised shall be available again for the grant of awards or options under the Plan. If any shares of Common Stock granted as a Restricted Stock Award or subject to a Restricted Stock Unit Award are forfeited, cancelled, or otherwise reacquired by the Company by reason of the failure of such shares to vest in the grantee of such Award, then the number of shares of Common Stock which then remain available for issuance under the Plan shall be increased by two shares for each one share so forfeited, cancelled, or otherwise reacquired by the Company. Shares of Common Stock retained by the Company in full or partial payment of an option exercise price pursuant to Section 6(d)(ii)(B) or withheld by the Company in satisfaction of any federal, state, or local tax withholding requirement shall not be available again for the grant of awards or options under the Plan. If a Stock Appreciation Right is exercised by a grantee or a Restricted Stock Unit Award vests in a grantee and the Company pays the award to the grantee entirely in cash, then the shares covered by the Stock Appreciation Right or Restricted Stock Unit Award as to which such exercise or vesting occurs shall be available again for the grant of awards or options under the Plan. If a Stock Appreciation Right is exercised by a grantee as to some or all of the shares covered by such Stock Appreciation Right and the Company pays the exercised award to the grantee in whole or in part in shares of Common Stock, then none of the shares as to which such exercise occurs will again be available for the grant of awards or options under the Plan.

5. Eligibility to Receive Awards and Options. Awards and options may be granted under the Plan to those officers and other key employees of the Company or any Subsidiary who are responsible for or contribute to, or are likely to be responsible for or contribute to, the management, growth, and success of the Company or any Subsidiary and to

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non‑employee directors of the Company. The granting of an award or option under the Plan to an officer or other key employee of the Company or any Subsidiary shall conclusively evidence the Committee’s determination that such grantee meets one or more of the criteria referred to in the preceding sentence.

6. Stock Options. A Stock Option may be an Incentive Stock Option or a Non‑Qualified Stock Option. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a separate Non‑Qualified Stock Option. Stock Options may be granted alone or in addition to other awards made under the Plan. Stock Options shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

(a) Type of Option. Each option agreement shall identify the Stock Option represented thereby as an Incentive Stock Option or a Non‑Qualified Stock Option, as the case may be.

To the extent that the aggregate Fair Market Value (determined as of the time the option is granted) of the Common Stock with respect to which Incentive Stock Options granted under the Plan (and all other plans of the Company and its Subsidiaries) become exercisable for the first time by any individual in any calendar year exceeds $100,000, such Stock Options shall be treated as Non‑Qualified Stock Options. No Incentive Stock Option shall be granted to any employee if, at the time the option is granted, the employee (in his or her own right or by reason of the attribution rules applicable under Section 424(d) of the Code) owns more than 10% of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary unless at the time such option is granted the option price is at least 110% of the Fair Market Value of the stock subject to such Stock Option and such Stock Option by its terms is not exercisable after the expiration of five years from the date of its grant.

(b) Option Price. The option exercise price per share shall not be less than the Fair Market Value of the Common Stock on the date the Stock Option is granted and in no event shall be less than the par value of the Common Stock.

(c) Term. Each option agreement shall state the period or periods of time within which the Stock Option may be exercised, in whole or in part, which shall be such period or periods of time as the Committee may determine at the time of the Stock Option grant; provided, that no Stock Option granted under the Plan shall be exercisable more than ten years after the date of its grant; and provided further, that each Stock Option granted under the Plan shall become exercisable one year after the date of its grant, unless the option agreement specifically provides otherwise. The Committee shall have authority to accelerate previously established exercise rights, subject to the requirements set forth in the Plan, under such circumstances and upon such terms and conditions as the Committee shall deem appropriate.

(d) Payment for Shares. The Committee may permit all or part of the payment of the option exercise price to be made: (i) in cash, by check, or by wire transfer; or (ii) in shares of Common Stock (A) which already are owned by the optionee and which are surrendered to the Company in good form for transfer or (B) which are retained by the Company from the shares of the Common Stock which would otherwise be issued to the optionee upon the optionee’s exercise of the Stock Option. Such shares shall be valued at their Fair Market Value on the date of exercise of the Stock Option. In lieu of payment in fractions of shares, payment of any fractional share amount shall be made in cash or check payable to the Company. The Committee also may provide that the exercise price may be paid by delivering a properly executed exercise notice in a form approved by the Committee together with irrevocable instructions to a broker to promptly deliver to the Company the amount of the applicable sale or loan proceeds required to pay the exercise price. No shares of Common Stock shall be issued to any optionee upon the exercise of a Stock Option until the Company receives full payment therefor as described above.

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(e) Rights upon Termination of Employment. In the event that an optionee ceases to be employed either by the Company or by a Subsidiary for any reason other than such optionee’s death or Disability, any rights of the optionee under any Stock Option then in effect immediately shall terminate; provided, that the optionee (or the optionee’s legal representative) shall have the right to exercise the Stock Option during its term within a period of three months after such termination of employment to the extent that the Stock Option was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee. Notwithstanding the foregoing provisions of this Section 6(e), the optionee (and the optionee’s legal representative) shall not have any rights under any Stock Option, and the Company shall not be obligated to sell or deliver shares of Common Stock (or have any other obligation or liability) under any Stock Option, if the Committee shall determine that: (i) the employment of the optionee with the Company or any Subsidiary has been terminated for cause; or (ii) the optionee has engaged or may engage in employment or activities competitive with the Company or any Subsidiary or contrary, in the opinion of the Committee, to the best interests of the Company or any Subsidiary. In the event of such determination, the optionee (and the optionee’s legal representative) shall have no right under any Stock Option to purchase any shares of Common Stock regardless of whether the optionee (or the optionee’s legal representative) shall have delivered a notice of exercise prior to the Committee’s making of such determination. Any Stock Option may be terminated entirely by the Committee at the time of or at any time subsequent to a determination by the Committee under this Section 6(e) which has the effect of eliminating the Company’s obligation to sell or deliver shares of Common Stock under such Stock Option.

In the event that an optionee ceases to be employed either by the Company or by a Subsidiary by reason of such optionee’s Disability, prior to the expiration of a Stock Option and without such optionee’s having fully exercised such Stock Option, such optionee or such optionee’s legal representative shall have the right to exercise such Stock Option during its term within a period of six months after such termination of employment to the extent that such Stock Option was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee.

In the event that an optionee ceases to be employed either by the Company or by a Subsidiary by reason of such optionee’s death, prior to the expiration of a Stock Option and without such optionee’s having fully exercised such Stock Option, the personal representative of such optionee’s estate or the person who acquired the right to exercise such Stock Option by bequest or inheritance from such optionee shall have the right to exercise such Stock Option during its term within a period of twelve months after the date of such optionee’s death to the extent that such Stock Option was exercisable at the time of such death or within such other period and subject to such other terms and conditions as may be specified by the Committee.

The foregoing provisions of this Section 6(e) shall not be applicable to non‑employee directors of the Company.

(f) Rights Upon Termination of Service as a Director. Unless the applicable option agreement provides otherwise, if an optionee who is a non‑employee director of the Company ceases to be a director of the Company for any reason other than retirement from the Board under the circumstances described in the following paragraph of this Section 6(f) or death, then each outstanding but unexercised Stock Option held by such optionee shall continue to be exercisable only to the extent that it was exercisable at the time that such optionee ceased to be a director of the Company and only until the earlier of: (i) three months after such optionee ceased to be a director of the Company; or (ii) the expiration of the term of such Stock Option.

Unless the applicable option agreement provides otherwise, if an optionee who is a non‑employee director of the Company ceases to be a director of the Company (other than by reason of death) and at the time of such occurrence (the “Retirement Date”) is at least age 65 with ten or more years of service as a non‑employee director of the Company or is at least age 70 with five or more years of service as a non‑employee director of the Company, then each outstanding but unexercised Stock Option held by such optionee on the Retirement Date shall continue to be or become exercisable in accordance with its terms until the earlier of: (i) five years after the Retirement Date; or (ii) the expiration of the term of such Stock Option.

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Unless the applicable option agreement provides otherwise, if an optionee who is a non‑employee director of the Company dies, then each outstanding but unexercised Stock Option which had been held by such grantee for at least twelve months as of the date of such optionee’s death automatically shall become exercisable in full (if not already exercisable) upon such optionee’s death. Each outstanding but unexercised Stock Option which becomes exercisable pursuant to the preceding sentence and each outstanding but unexercised Stock Option held by such optionee which was exercisable on the date of such optionee’s death may be exercised by the legal representative of such optionee’s estate or by the beneficiaries of such estate to whom such Stock Option is distributed until the earlier of: (i) three years after the date of such optionee’s death; or (ii) the expiration of the term of such Stock Option.

The foregoing provisions of this Section 6(f) shall be applicable only to non‑employee directors of the Company.

7. Stock Appreciation Rights. Stock Appreciation Rights shall enable the grantees thereof to benefit from increases in the Fair Market Value of shares of Common Stock and shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

(a) Award. A Stock Appreciation Right shall entitle the grantee, subject to such terms and conditions as the Committee may prescribe, to receive upon the exercise thereof an award equal to all or a portion of the excess of: (i) the Fair Market Value of a specified number of shares of Common Stock at the time of the exercise of such right over; (ii) a specified price which shall not be less than the Fair Market Value of the Common Stock at the time the right is granted. Subject to the limitations set forth in Section 4, such award may be paid by the Company in cash, in shares of Common Stock (valued at their then Fair Market Value), or in any combination thereof, as the Committee may determine. Stock Appreciation Rights may be, but are not required to be, granted in connection with a previously or contemporaneously granted Stock Option.

(b) Term. Each agreement shall state the period or periods of time within which the Stock Appreciation Right may be exercised, in whole or in part, subject to such terms and conditions prescribed for such purpose by the Committee; provided, that no Stock Appreciation Right shall be exercisable more than ten years after the date of its grant; and provided further, that each Stock Appreciation Right granted under the Plan shall become exercisable one year after the date of its grant, unless the agreement specifically provides otherwise. The Committee shall have authority to accelerate previously established exercise rights, subject to the requirements set forth in the Plan, under such circumstances and upon such terms and conditions as the Committee shall deem appropriate.

(c) Rights upon Termination of Employment. In the event that a grantee of a Stock Appreciation Right ceases to be employed either by the Company or by a Subsidiary for any reason other than such grantee’s death or Disability, any rights of the grantee under any Stock Appreciation Right then in effect immediately shall terminate; provided, that the grantee (or the grantee’s legal representative) shall have the right to exercise the Stock Appreciation Right during its term within a period of three months after such termination of employment to the extent that the Stock Appreciation Right was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee. Notwithstanding the foregoing provisions of this Section 7(c), the grantee (and the grantee’s legal representative) shall not have any rights under any Stock Appreciation Right, and the Company shall not be obligated to pay or deliver any cash, Common Stock, or any combination thereof (or have any other obligation or liability) under any Stock Appreciation Right, if the Committee shall determine that: (i) the employment of the grantee with the Company or any Subsidiary has been terminated for cause; or (ii) the grantee has engaged or may engage in employment or activities competitive with the Company or any Subsidiary or contrary, in the opinion of the Committee, to the best interests of the Company or any Subsidiary. In the event of such determination, the grantee (and the grantee’s legal representative) shall have no right under any Stock Appreciation Right regardless of whether the grantee (or the grantee’s legal representative) shall have delivered a notice of exercise prior to the Committee’s making of such determination. Any Stock Appreciation Right may be terminated entirely by the Committee at the

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time of or at any time subsequent to a determination by the Committee under this Section 7(c) which has the effect of eliminating the Company’s obligations under such Stock Appreciation Right.

In the event that a grantee of a Stock Appreciation Right ceases to be employed either by the Company or by a Subsidiary by reason of such grantee’s Disability, prior to the expiration of a Stock Appreciation Right and without such grantee’s having fully exercised such Stock Appreciation Right, such grantee or such grantee’s legal representative shall have the right to exercise such Stock Appreciation Right during its term within a period of six months after such termination of employment to the extent that such Stock Appreciation Right was exercisable at the time of such termination or within such other period and subject to such other terms and conditions as may be specified by the Committee.

In the event that a grantee of a Stock Appreciation Right ceases to be employed either by the Company or by a Subsidiary by reason of such grantee’s death, prior to the expiration of a Stock Appreciation Right and without such grantee’s having fully exercised such Stock Appreciation Right, the personal representative of the grantee’s estate or the person who acquired the right to exercise such Stock Appreciation Right by bequest or inheritance from such grantee shall have the right to exercise such Stock Appreciation Right during its term within a period of twelve months after the date of such grantee’s death to the extent that such Stock Appreciation Right was exercisable at the time of such death or within such other period and subject to such other terms and conditions as may be specified by the Committee.

The foregoing provisions of this Section 7(c) shall not be applicable to non‑employee directors of the Company.

(d) Rights Upon Termination of Service as a Director. Unless the applicable agreement provides otherwise, if a grantee of a Stock Appreciation Right who is a non‑employee director of the Company ceases to be a director of the Company for any reason other than retirement from the Board under circumstances described in the following paragraph of this Section 7(d) or death, then each outstanding but unexercised Stock Appreciation Right held by such grantee shall continue to be exercisable only to the extent that it was exercisable at the time that such grantee ceased to be a director of the Company and only until the earlier of: (i) three months after such grantee ceased to be a director of the Company; or (ii) the expiration of the term of such Stock Appreciation Right.

Unless the applicable agreement provides otherwise, if the grantee of a Stock Appreciation Right who is a non‑employee director of the Company ceases to be a director of the Company (other than by reason of death) and at the time of such occurrence (the “Retirement Date”) is at least age 65 with ten or more years of service as a director of the Company or is at least age 70 with five or more years of service as a director of the Company, then each outstanding but unexercised Stock Appreciation Right held by such grantee on the Retirement Date shall continue to be or become exercisable in accordance with its terms until the earlier of: (i) five years after the Retirement Date; or (ii) the expiration of the term of such Stock Appreciation Right.

Unless the applicable agreement provides otherwise, if the grantee of a Stock Appreciation Right who is a non‑employee director of the Company dies, then each outstanding but unexercised Stock Appreciation Right which had been held by such grantee for at least twelve months as of the date of such grantee’s death automatically shall become exercisable in full (if not already exercisable) upon such grantee’s death. Each outstanding but unexercised Stock Appreciation Right which becomes exercisable pursuant to the preceding sentence and each outstanding but unexercised Stock Appreciation Right held by such grantee which was exercisable on the date of such grantee’s death may be exercised by the legal representative of such grantee’s estate or by the beneficiaries of such estate to whom such Stock Appreciation Right is distributed until the earlier of: (i) three years after the date of such grantee’s death; or (ii) the expiration of the term of such Stock Appreciation Right.

The foregoing provisions of this Section 7(d) shall be applicable only to non‑employee directors of the Company.

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8. Performance Unit Awards. Performance Unit Awards shall entitle the grantees thereof to receive future payments based upon and subject to the achievement of preestablished long‑term performance targets and shall be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

(a) Performance Period. The Committee shall establish with respect to each Performance Unit Award a performance period of not fewer than two years nor more than five years.

(b) Unit Value. The Committee shall establish with respect to each Performance Unit Award a value for each unit which shall not change thereafter or which may vary thereafter on the basis of criteria specified by the Committee.

(c) Performance Targets. The Committee shall establish with respect to each Performance Unit Award maximum and minimum performance targets to be achieved during the applicable performance period. The achievement of the maximum targets shall entitle a grantee to payment with respect to the full value of a Performance Unit Award. The achievement of less than the maximum targets, but in excess of the minimum targets, shall entitle a grantee to payment with respect to a portion of a Performance Unit Award according to the level of achievement of the applicable targets as specified by the Committee.

(d) Performance Measures. Performance targets established by the Committee shall relate to corporate, division, subsidiary, group, or unit performance in terms of financial criteria or performance goals or such other measures or standards of performance as the Committee may determine. Multiple targets may be used and may have the same or different weighting, and the targets may relate to absolute performance or relative performance measured against other companies, businesses, or indexes.

(e) Adjustments. At any time prior to the payment of a Performance Unit Award, the Committee may adjust previously established performance targets or other terms and conditions of such Performance Unit Award, including the Company’s or another company’s financial performance for Plan purposes. Such adjustments shall be made to reflect major unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

(f) Payment of Performance Unit Awards. Upon the conclusion of each performance period, the Committee shall determine the extent to which the applicable performance targets have been attained and any other terms and conditions have been satisfied for such period. The Committee shall determine what, if any, payment is due on a Performance Unit Award and, subject to the limitations set forth in Section 4, whether such payment shall be made in cash, in shares of Common Stock (valued at their then Fair Market Value), or in a combination thereof. Payment of a Performance Unit Award shall be made in a lump sum or in installments, as determined by the Committee, commencing as promptly as practicable after the end of the performance period unless such payment is deferred upon such terms and conditions as may be specified by the Committee.

(g) Termination of Employment. In the event that a grantee of a Performance Unit Award ceases to be employed either by the Company or by a Subsidiary for any reason other than such grantee’s death or Disability, any rights of such grantee under any Performance Unit Award then in effect whose performance period has not ended shall terminate immediately; provided, that the Committee may authorize the partial payment of any such Performance Unit Award if the Committee determines such action to be equitable.

In the event that a grantee of a Performance Unit Award ceases to be employed either by the Company or by a Subsidiary by reason of such grantee’s death or Disability, any rights of such grantee under any Performance Unit Award then in effect whose performance period has not ended shall terminate immediately; provided, that the Committee may authorize the payment to such grantee or such grantee’s legal representative of all or any portion of such Performance Unit Award to the extent earned under the applicable performance targets, even though the applicable performance period has not ended, upon such terms and conditions as may be specified by the Committee.

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9. Restricted Stock Awards. Restricted Stock Awards shall: (i) consist of shares of Common Stock restricted against transfer; (ii) be subject to a substantial risk of forfeiture and to other terms and conditions intended to further the purpose of the Plan as the Committee may determine; and (iii) be evidenced by agreements in such form as the Committee shall approve from time to time. The agreements shall contain in substance the following terms and conditions and may contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate:

(a) Restriction Period. The Common Stock covered by Restricted Stock Awards shall be subject to the applicable restrictions established by the Committee over such period as the Committee shall determine. Restricted Stock Awards also may be subject to the attainment of one or more preestablished performance objectives which relate to corporate, subsidiary, division, group, or unit performance in terms of objective financial criteria or performance goals; provided, that any such preestablished financial criteria or performance goals subsequently may be adjusted by the Committee in order to take into account unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

(b) Restriction upon Transfer. Shares of Common Stock covered by Restricted Stock Awards may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as provided in the Plan or in any Restricted Stock Award agreement entered into between the Company and a grantee, during the restriction period applicable to such shares. Notwithstanding the foregoing provisions of this Section 9(b), and except as otherwise provided in the Plan or the applicable Restricted Stock Award agreement, a grantee of a Restricted Stock Award shall have all of the other rights of a holder of Common Stock including but not limited to the right to receive dividends and the right to vote such shares.

(c) Payment. The Committee shall determine the amount, form, and time of payment, if any, that shall be required from the grantee of a Restricted Stock Award in consideration of the issuance and delivery of the shares of Common Stock covered by such Restricted Stock Award.

(d) Certificates. Each certificate issued in respect of shares of Common Stock covered by a Restricted Stock Award shall be registered in the name of the grantee and shall bear substantially the following legend (in addition to any other legends which may be appropriate):

“This certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture provisions and restrictions against transfer) contained in the CSG Systems International, Inc. 2005 Stock Incentive Plan and a Restricted Stock Award Agreement entered into between the registered owner and CSG Systems International, Inc. Release from such terms and conditions may be obtained only in accordance with the provisions of such Plan and Agreement, a copy of each of which is on file in the office of the Secretary of CSG Systems International, Inc.”

The Committee may require the grantee of a Restricted Stock Award to enter into an escrow agreement providing that the certificates representing the shares covered by such Restricted Stock Award will remain in the physical custody of an escrow agent until all restrictions are removed or expire and may require that the certificates held in such escrow be accompanied by a stock power, endorsed in blank by the grantee, relating to the Common Stock covered by such certificates. The Company also may use a book‑entry system of uncertificated shares to administer grants of Restricted Stock Awards and to effect any withholding required by Section 15.

(e) Lapse of Restrictions. The Committee may provide for the lapse of restrictions applicable to Common Stock subject to Restricted Stock Awards in installments and may waive such restrictions in whole or in part based upon such factors and such circumstances as the Committee shall determine. Upon the lapse of such restrictions, subject to the provisions of Section 15, certificates for shares of Common Stock, free of the restrictive legend set forth in Section 9(d), shall be issued to the grantee or the grantee’s legal representative automatically in the case of certificated shares or upon the request of the grantee in the case of uncertificated shares. The Committee shall have authority to accelerate the expiration of the applicable restriction period with respect to all or any portion of the shares of Common Stock covered by a Restricted Stock Award.

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(f) Termination of Employment or Service as a Director. If a grantee of a Restricted Stock Award ceases to be employed either by the Company or by a Subsidiary or to serve as a director of the Company for any reason, then any rights of such grantee with respect to shares of Common Stock that remain subject to restrictions under such Restricted Stock Award shall terminate immediately, and any shares of Common Stock covered by a Restricted Stock Award with unlapsed restrictions shall be subject to reacquisition by the Company upon the terms set forth in the applicable agreement with such grantee. The Committee may provide for complete or partial exceptions to such employment or service requirement if the Committee determines such action to be equitable.

10. Restricted Stock Unit Awards. Restricted Stock Unit Awards shall entitle the grantees thereof to receive future payments from the Company either in shares of Common Stock or in cash or in a combination of Common Stock and cash at such time or times and on such terms as the Committee shall approve from time to time. The following provisions shall be applicable to Restricted Stock Unit Awards:

(a) Award Agreement. Each Restricted Stock Unit Award shall be evidenced by an agreement, in a form approved by the Committee, which sets forth the number of Restricted Stock Units covered by such Award, the time or times when such Restricted Stock Units will vest in the grantee, and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem appropriate.

(b) Payment of Award. Upon the vesting of a Restricted Stock Unit, the Company shall pay the amount of such Restricted Stock Units to the grantee either: (i) in shares of Common Stock on the basis of one share of Common Stock for each vested Restricted Stock Unit; (ii) in cash in an amount equal to the Fair Market Value on the vesting date of one share of Common Stock for each vested Restricted Stock Unit; or (iii) in a combination of cash and shares of Common Stock as the Committee in its discretion shall determine with respect to such Award either in the applicable Award agreement or at the time of the vesting of such Restricted Stock Unit.

(c) Termination of Employment or Service as a Director. If a grantee of a Restricted Stock Unit Award ceases to be employed either by the Company or by a Subsidiary or to serve as a director of the Company for any reason, then any rights of such grantee with respect to the unvested portion of such Restricted Stock Unit Award shall terminate immediately. The Committee may provide for complete or partial exceptions to such employment or service requirement if the Committee determines such action to be equitable.

(d) Performance Objectives. Restricted Stock Unit Awards may be subject to the attainment of one or more preestablished performance objectives which relate to corporate, subsidiary, division, group, or unit performance in terms of objective financial criteria or performance goals; provided, that any such preestablished financial criteria or performance goals subsequently may be adjusted by the Committee in order to take into account unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

11. Stock Bonus Awards. The Committee may grant a Stock Bonus Award to an eligible grantee under the Plan based upon corporate, division, subsidiary, group, or unit performance in terms of preestablished objective financial criteria or performance goals or such other measures or standards of performance (including but not limited to performance already accomplished) as the Committee may determine; provided, that any such preestablished financial criteria or performance goals subsequently may be adjusted in order to take into account unforeseen events or changes in circumstances affecting the Company such as but not limited to changes in laws, regulations or accounting principles, mergers, acquisitions or divestitures, or other extraordinary, unusual, or nonrecurring items or events.

If appropriate in the sole discretion of the Committee, Stock Bonus Awards shall be evidenced by agreements in such form as the Committee shall approve from time to time. In addition to any applicable performance goals or standards and subject to the terms of the Plan, shares of Common Stock which are the subject of a Stock Bonus Award may be: (i) subject to additional restrictions (including but not limited to restrictions on transfer); or (ii) granted directly to a grantee free of any restrictions, as the Committee shall deem appropriate.

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12. General Restrictions. Each award or grant under the Plan shall be subject to the requirement that if at any time the Committee shall determine that: (i) the listing, registration, or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law; (ii) the consent or approval of any governmental regulatory body; or (iii) an agreement by the grantee of an award or grant with respect to the disposition of the shares of Common Stock subject or related thereto is necessary or desirable as a condition of, or in connection with, such award or grant or the issuance or purchase of shares of Common Stock thereunder, then such award or grant may not be consummated and any rights thereunder may not be exercised in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained upon conditions acceptable to the Committee. Awards or grants under the Plan shall be subject to such additional terms and conditions, not inconsistent with the Plan, as the Committee in its sole discretion deems necessary or desirable, including but not limited to such terms and conditions as are necessary to enable a grantee to avoid any short‑swing profit recapture liability under Section 16 of the Exchange Act.

13. Single or Multiple Agreements. Multiple forms of awards or grants or combinations thereof may be evidenced either by a single agreement or by multiple agreements, as determined by the Committee.

14. Rights of a Stockholder. Unless otherwise provided by the Plan, the grantee of any award or grant under the Plan shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject or related to such award or grant unless and until certificates for such shares of Common Stock are issued to such grantee or until uncertificated shares have been credited to an account established for such grantee.

15. No Right to Continue Employment or Service as a Director. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any grantee who is an employee of the Company or any Subsidiary the right to continue in the employment of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such grantee with or without cause. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any grantee who is a non‑employee director of the Company the right to continue to serve as a director of the Company.

16. Withholding. The Company’s obligation to: (i) deliver shares of Common Stock or pay cash upon the exercise of any Stock Option or Stock Appreciation Right; (ii) deliver shares of Common Stock or pay cash in payment of any Performance Unit Award; (iii) deliver stock certificates upon the vesting of any Restricted Stock Award; (iv) deliver shares of Common Stock or pay cash upon the vesting of any Restricted Stock Unit Award; or (v) deliver shares of Common Stock upon the grant of any Stock Bonus Award shall be subject to applicable federal, state, and local tax withholding requirements. In the discretion of the Committee, amounts required to be withheld for taxes may or must be paid by the grantee in cash or shares of Common Stock (either through the surrender of previously held shares of Common Stock or the withholding of shares of Common Stock otherwise issuable or deliverable upon the exercise, payment, or vesting of such Stock Option, Stock Appreciation Right, or Award) having a Fair Market Value equal to the required tax withholding amount and upon such other terms and conditions as the Committee shall determine; provided, that any election by a grantee subject to Section 16(b) of the Exchange Act to pay any tax withholding in shares of Common Stock shall be subject to and must comply with any applicable rules under Section 16(b) of the Exchange Act.

17. Indemnification. No member of the Board or the Committee, and no officer or employee of the Company or a Subsidiary acting on behalf of the Board or the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan or any award or option granted under the Plan; and all members of the Board or the Committee and each and any officer or employee of the Company or any Subsidiary acting on their behalf shall, to the fullest extent permitted by law, be fully indemnified and held harmless by the Company in respect of any such action, determination, or interpretation.

18. Non‑Assignability. No award or grant under the Plan shall be assignable or transferable by the recipient thereof except by will, by the laws of descent and distribution, or, in the case of awards or grants other than Incentive Stock Options, pursuant to a qualified domestic relations order. No right or benefit under the Plan shall be liable for the debts, liabilities, or alimony or child support obligations of the person entitled to such right or benefit, either by assignment, attachment, or any other method, and shall not be subject to be taken by the creditors or alimony or child support obligees of the person entitled to such right or benefit by any process whatsoever.

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19. Nonuniform Determinations. The Committee’s determinations under the Plan (including but not limited to determinations of the persons to receive awards or grants, the form, amount, and timing of such awards or grants, the terms and provisions of such awards or grants and the agreements evidencing them, and the establishment of values and performance targets) need not be uniform and may be made by the Committee selectively among the persons who receive, or are eligible to receive, awards or grants under the Plan, whether or not such persons are similarly situated.

20. Adjustments. In the event of any change in the outstanding shares of Common Stock, by reason of a stock dividend or distribution, stock split, recapitalization, merger, reorganization, consolidation, split‑up, spin‑off, combination of shares, exchange of shares, or other change in corporate structure affecting the Common Stock, the Committee shall make appropriate adjustments in: (a) the aggregate number of shares of Common Stock, (i) reserved for issuance under the Plan, (ii) for which grants or awards may be made to an individual grantee, and (iii) covered by outstanding awards and grants denominated in shares or units of Common Stock; (b) the exercise or other applicable price related to outstanding awards or grants; and (c) the appropriate Fair Market Value and other price determinations relevant to outstanding awards or grants and shall make such other adjustments not inconsistent with the provisions of Section 22 as may be equitable under the circumstances; provided, that the number of shares subject to any award or grant always shall be a whole number.

21. Terms of Payment. Subject to any other applicable provisions of the Plan and to any applicable laws, whenever payment by a grantee is required with respect to shares of Common Stock which are the subject of an award or grant under the Plan, the Committee shall determine the time, form, and manner of such payment, including but not limited to lump‑sum payments and installment payments upon such terms and conditions as the Committee may prescribe. Installment payment obligations of a grantee may be evidenced by full‑recourse, limited‑recourse, or non‑recourse promissory notes or other instruments, with or without interest and with or without collateral or other security as the Committee may determine.

22. Termination and Amendment. The Board may terminate the Plan or amend the Plan or any provision thereof at any time, including but not limited to amendments to the Plan necessary to comply with the requirements of Section 16(b) of the Exchange Act, Section 422 of the Code, or regulations issued under any of such statutory provisions. The termination or any amendment of the Plan shall not, without the consent of a grantee, adversely affect such grantee’s rights under an award or grant previously made to such grantee under the Plan. The Committee may amend the terms of any award or grant previously made under the Plan, prospectively or retroactively; but, subject to the provisions of Section 20, no such amendment shall, except as otherwise expressly permitted by the Plan, adversely affect the rights of the grantee of such award or grant without such grantee’s consent. Except in connection with a transaction involving the Common Stock (such as but not limited to a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split‑up, spin‑off, combination of shares, or exchange of shares), the Committee may not, without stockholder approval: (i) amend the terms of an outstanding Stock Option so as to reduce the exercise price of such Stock Option; (ii) amend the terms of a Stock Appreciation Right so as to reduce the specified stock price applicable to such Stock Appreciation Right at the time of its grant; or (iii) cancel an outstanding Stock Option or Stock Appreciation Right in exchange for cash, other awards, Stock Options with an exercise price that is less than the exercise price of the original Stock Option, or Stock Appreciation Rights with a specified stock price that is less than the specified stock price applicable to the original Stock Appreciation Right. Notwithstanding the foregoing provisions of this Section 22, stockholder approval of any action referred to in this Section 22 shall be required whenever necessary to satisfy the applicable requirements of Section 16(b) of the Exchange Act, Section 422 of the Code, or any regulations issued under any of such statutory provisions or the applicable requirements of any market or exchange on which shares of the Common Stock are listed or traded.

23. Severability. With respect to participants subject to Section 16 of the Exchange Act: (i) the Plan is intended to comply with all applicable conditions of Rule 16b‑3 or any successor to such rule; (ii) all transactions involving grantees who are subject to Section 16(b) of the Exchange Act are subject to such conditions, regardless of whether the conditions are expressly set forth in the Plan; and (iii) any provision of the Plan that is contrary to a condition of Rule 16b‑3 shall not apply to grantees who are subject to Section 16(b) of the Exchange Act. If any of the terms or provisions of the Plan, or awards or grants made under the Plan, conflict with the requirements of Section 422 of the Code with respect to awards or grants intended to be subject to or governed by Section 422 of the Code, as the case may be, then such terms or provisions shall be deemed to be inoperative to the extent they so conflict with the requirements of Section 422 of the Code, as the case may be. With respect to an Incentive Stock Option, if the Plan does not contain any provision required to be included in the Plan under Section 422 of the Code (as amended from time to time) or any successor to such section, then such provision shall be

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deemed to be incorporated in the Plan with the same force and effect as if such provision had been expressly set out in the Plan.

24. Effect on Other Plans. Participation in the Plan shall not affect the eligibility of an employee or a non‑employee director of the Company to participate in any other benefit or incentive plan of the Company or any Subsidiary. Any awards made pursuant to the Plan shall not be taken into account in determining the benefits provided or to be provided under any other plan of the Company or any Subsidiary unless otherwise specifically provided in such other plan.

25. Term of Plan. The Plan as amended and restated shall become effective on the date of its approval by the stockholders of the Company and shall terminate for purposes of further grants on the first to occur of: (i) May 17, 2028; or (ii) the effective date of the termination of the Plan by the Board pursuant to Section 22. No awards or options may be granted under the Plan after the termination of the Plan, but such termination shall not affect any awards or options outstanding under the Plan at the time of such termination or the authority of the Committee to continue to administer the Plan apart from the making of further grants.  Notwithstanding anything in the Plan to the contrary, any award granted under the Plan prior to January 1, 2018, that was intended to constitute “performance-based compensation” under Section 162(m) of the Code shall, to the extent the Committee determines necessary to preserve the deductibility of compensation paid under such award, be administered in accordance with the applicable requirements of Section 162(m) of the Code.

26. Governing Law. The Plan shall be governed by and construed in accordance with the laws of Delaware.

27. Section 409A.

(a) Time and Form of Payment. Notwithstanding anything contained in the Plan or in an award agreement to the contrary, the time and form of payment of an award that is subject to the limitations imposed by Section 409A of the Code shall be set forth in the applicable award agreement on or before the time at which the grantee of the award obtains a legally binding right to the award (or such other time permitted under Section 409A of the Code) and such time and form of payment shall comply with the requirements of Section 409A of the Code.

(b) Delay in Payment. Notwithstanding anything contained in the Plan or an award agreement to the contrary, if the grantee of the award is deemed by the Company at the time of such grantee’s “separation from service” with the Company to be a “specified employee” as determined under Section 409A of the Code, any nonqualified deferred compensation to which such grantee is entitled under the Plan in connection with such separation from service shall not be paid or commence payment until the date which is the first business day following the six‑month period after such grantee’s separation from service (or if earlier, such grantee’s death). Such delay in payment shall only be effected with respect to each separate payment to the extent required to avoid adverse tax treatment to such grantee under Section 409A of the Code. Any compensation which would have otherwise been paid during the delay period (whether in a lump sum or in installments) in the absence of this Section 27 shall be paid to such grantee or such grantee’s Beneficiary in a lump‑sum payment on the first business day following the expiration of the delay period.

(c) Amendments. Notwithstanding anything in the Plan to the contrary, the Plan and awards granted under the Plan are intended to be eligible for certain regulatory exceptions to the limitations of, or to comply with, the requirements of Section 409A of the Code. The Committee, in the exercise of its sole discretion and without the consent of the grantee of an award under the Plan, may amend or modify the terms of an award in any manner and delay the payment of any amounts payable pursuant to an award to the minimum extent necessary to reasonably comply with the requirements of Section 409A of the Code, provided that the Company shall not be required to assume any increased economic burden. No action so taken by the Committee with respect to the requirements of Section 409A of the Code shall be deemed to adversely affect the rights of a grantee of an award under the Plan with respect to an award or to require the consent of such grantee. The Committee reserves the right to make additional changes to the Plan and awards from time to time to the extent it deems necessary with respect to Section 409A of the Code.

70 | 2018 Proxy Statement

VOTE BY INTERNET - www.proxyvote.com  Use the Internet to transmit your voting instructions and for electronic delivery  of information up until 11:59 p.m. Eastern Time the day before the cut-off date  or meeting date. Have your proxy card in hand when you access the web site  and follow the instructions to obtain your records and to create an electronic  voting instruction form.  ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS  If you would like to reduce the costs incurred by our company in mailing proxy  materials, you can consent to receiving all future proxy statements, proxy  cards and annual reports electronically via e-mail or the Internet. To sign up  for electronic delivery, please follow the instructions above to vote using the  Internet and, when prompted, indicate that you agree to receive or access proxy  materials electronically in future years.  VOTE BY PHONE - 1-800-690-6903  Use any touch-tone telephone to transmit your voting instructions up until  11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have  your proxy card in hand when you call and then follow the instructions.  VOTE BY MAIL  Mark, sign and date your proxy card and return it in the postage-paid  envelope we have provided or return it to Vote Processing, c/o Broadridge,  51 Mercedes Way, Edgewood, NY 11717.  CSG SYSTEMS INTERNATIONAL, INC.  6175 S. WILLOW DRIVE  GREENWOOD VILLAGE, CO 80111   E43464-P04415  CSG SYSTEMS INTERNATIONAL, INC.  The Board of Directors recommends you vote FOR the  following:  1. Election of Directors  For   Against  Abstain   Nominees:  !  !  !   1a. Brett C. Griess  !  !  !   1b. Frank V. Sica  !  !  !   1c. James A. Unruh  For   Against  Abstain  The Board of Directors recommends you vote FOR proposals 2, 3 and 4.  !  !  !  2. To approve, on an advisory basis, the compensation of our named executive officers.  !  !  !  3. To approve the amendment and restatement of the CSG Systems International, Inc. Amended and Restated 2005 Stock Incentive Plan.  !  !  !  4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for fiscal 2018.  NOTE: Any other business that properly comes before the meeting or any adjournment or postponement of the meeting.  Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor,  administrator, or other fiduciary, please give full title as such. Joint owners should each  sign personally. All holders must sign. If a corporation or partnership, please sign in full  corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.  E43465-P04415  CSG SYSTEMS INTERNATIONAL, INC.  Annual Meeting of Stockholders  May 17, 2018 8:00 AM CDT  This proxy is solicited by the Board of Directors  The undersigned hereby constitutes and appoints Brian A. Shepherd and Gregory L. Cannon, and each or either of them,  as attorneys and proxies of the undersigned, with full power of substitution to each of them, to vote all shares of stock of CSG Systems International, Inc. (the "Company") standing in the name of the undersigned at the Annual Meeting of Stockholders  of the Company to be held at the Sofitel Chicago Water Tower Hotel, 20 East Chestnut Street, Chicago, Illinois 60611, at 8:00 a.m. (Central Daylight Time) on May 17, 2018, and at any adjournments or postponements of the meeting, on the matters  set forth on the reverse side hereof and in their discretion on any other matters that properly may come before such meeting or  any adjournments thereof.  THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS GIVEN, THIS PROXY  WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.  The undersigned hereby ratifies and confirms all that either of such attorneys and proxies, or their substitutes, may do or cause  to be done by virtue hereof and acknowledges receipt of the Notice of Annual Meeting of Stockholders of the Company to be  held on May 17, 2018, the Proxy Statement of the Company for such Annual Meeting, and the 2017 Form 10-K of the Company.   Continued and to be signed on reverse side